================================================================================





                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                              Depositor



                             NORWEST MORTGAGE, INC.,
                                               Master Servicer


                                       and


                         THE CHASE MANHATTAN BANK, N.A.,
                                               Trustee





                         _______________________________

                         POOLING AND SERVICING AGREEMENT
                             Dated as of May 1, 1996
                         _______________________________




                       Mortgage Pass-Through Certificates

                                  Series 1996-2


================================================================================

                                                 TABLE OF CONTENTS

         SECTION                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS
         1.01.     Defined Terms.............................................  3
         Affiliate ..........................................................  3
         Agreement ..........................................................  3
         Assignment..........................................................  3
         Available Distribution Amount.......................................  3
         Bankruptcy Amount...................................................  4
         Bankruptcy Code.....................................................  4
         Bankruptcy Loss.....................................................  4
         Book-Entry Certificate..............................................  4
         Business Day........................................................  4
         Buydown Account.....................................................  4
         Buydown Funds.......................................................  4
         Buydown Mortgage Loan...............................................  4
         Buydown Period......................................................  4
         Certificate.........................................................  4
         Certificate Factor..................................................  5
         Certificateholder" or "Holder.......................................  5
         Certificate Owner...................................................  5
         Certificate Principal Balance.......................................  5
         Certificate Register" and "Certificate Registrar....................  5
         Class     ..........................................................  5
         Class A Certificate.................................................  6
         Class A-1 Certificate...............................................  6
         Class A-2 Certificate...............................................  6
         Class A-3 Certificate...............................................  6
         Class A-4 Certificate...............................................  6
         Class A-5 Certificate...............................................  6
         Class A-6 Certificate...............................................  6
         Class A-7 Certificate...............................................  6
         Class A-7 Percentage................................................  6
         Class A-7 Prepayment Percentage.....................................  7
         Class A-7 Priority Percentage.......................................  7
         Class A-7 Senior Principal Distribution Amount......................  7
         Class B Percentage..................................................  9
         Class B-1 Certificate...............................................  9
         Class B-1 Percentage................................................  9
         Class B-2 Certificate...............................................  9
         Class B-2 Percentage................................................  9
         Class B-3 Certificate...............................................  9
         Class B-3 Percentage................................................  9

         SECTION                                                            PAGE


         Class B-4 Certificate............................................... 10
         Class B-4 Percentage................................................ 10
         Class B-5 Certificate............................................... 10
         Class B-5 Percentage................................................ 10
         Class B-6 Certificate............................................... 10
         Class B-6 Percentage................................................ 10
         Class PO Certificate................................................ 10
         Class R Certificate................................................. 11
         Class XS Certificate................................................ 11
         Closing Date........................................................ 11
         Code      .......................................................... 11
         Collection Account.................................................. 11
         Corporate Trust Office.............................................. 11
         Custodial Agreement................................................. 11
         Custodian .......................................................... 11
         Cut-off Date........................................................ 11
         Debt Service Reduction.............................................. 11
         Deficient Valuation................................................. 12
         Definitive Certificates............................................. 12
         Deleted Mortgage Loan............................................... 12
         Depositor .......................................................... 12
         Depository.......................................................... 12
         Depository Institution.............................................. 12
         Depository Participant.............................................. 12
         Determination Date.................................................. 12
         Directly Operate.................................................... 12
         Disqualified Organization........................................... 13
         Distribution Account................................................ 13
         Distribution Date................................................... 13
         Due Date  .......................................................... 13
         Due Period.......................................................... 13
         Eligible Account.................................................... 13
         Estate in Real Property............................................. 14
         Event of Default.................................................... 14
         Excess Bankruptcy Loss.............................................. 14
         Excess Fraud Loss................................................... 14
         Excess Special Hazard Loss.......................................... 14
         Extraordinary Loss.................................................. 14
         Extraordinary Trust Fund Expenses................................... 15
         FDIC      .......................................................... 15
         FHLMC     .......................................................... 15
         Final Recovery Determination........................................ 15
         Fitch     .......................................................... 15
         FNMA      .......................................................... 15

         SECTION                                                            PAGE


         Fraud Loss.......................................................... 15
         Fraud Loss Amount................................................... 15
         Independent......................................................... 16
         Independent Contractor.............................................. 16
         Insurance Proceeds.................................................. 16
         Interest Accrual Period............................................. 16
         Interest Distribution Amount........................................ 16
         Late Collections.................................................... 17
         Liquidation Event................................................... 17
         Liquidation Proceeds................................................ 17
         Loan-to-Value Ratio................................................. 17
         Master Servicer..................................................... 17
         Master Servicer Remittance Date..................................... 17
         Monthly Payment..................................................... 18
         Mortgage  .......................................................... 18
         Mortgage File....................................................... 18
         Mortgage Loan....................................................... 18
         Mortgage Loan Purchase Agreement.................................... 18
         Mortgage Loan Remittance Rate....................................... 18
         Mortgage Loan Schedule.............................................. 18
         Mortgage Note....................................................... 19
         Mortgage Rate....................................................... 19
         Mortgaged Property.................................................. 19
         Mortgagor .......................................................... 19
         Net Mortgage Rate................................................... 19
         New Lease .......................................................... 20
         Non-PO Mortgage Loan................................................ 20
         Non-PO Percentage................................................... 20
         Non-PO Senior Principal Distribution Amount......................... 20
         Non-United States Person............................................ 21
         Norwest   .......................................................... 21
         Notional Amount..................................................... 22
         Officers' Certificate............................................... 22
         Opinion of Counsel.................................................. 22
         Original Mortgage Loan.............................................. 22
         Ownership Interest.................................................. 22
         Pass-Through Rate................................................... 22
         Percentage Interest................................................. 22
         Permitted Investments............................................... 23
         Permitted Transferee................................................ 23
         Person    .......................................................... 23
         P&I Advance......................................................... 24
         PO Mortgage Loan.................................................... 24
         PO Percentage....................................................... 24

         SECTION                                                            PAGE


         PO Senior Principal Distribution Amount............................. 24
         Prepayment Assumption............................................... 25
         Prepayment Interest Shortfall....................................... 25
         Prepayment Period................................................... 25
         Primary Mortgage Insurance Policy................................... 25
         Principal Prepayment................................................ 26
         Purchase Price...................................................... 26
         Qualified Substitute Mortgage Loan.................................. 26
         Rating Agencies..................................................... 27
         Realized Loss....................................................... 27
         Record Date......................................................... 28
         Regular Certificate................................................. 28
         Regular Interest.................................................... 28
         Relief Act.......................................................... 28
         Relief Act Interest Shortfall....................................... 28
         REMIC     .......................................................... 28
         REMIC Provisions.................................................... 28
         Remittance Report................................................... 29
         Rents from Real Property............................................ 29
         REO Disposition..................................................... 29
         REO Imputed Interest................................................ 29
         REO Principal Amortization.......................................... 29
         REO Property........................................................ 29
         Request for Release................................................. 29
         Residential Dwelling................................................ 29
         Residual Certificate................................................ 30
         Residual Interest................................................... 30
         Responsible Officer................................................. 30
         Scheduled Principal Balance......................................... 30
         Seller    .......................................................... 31
         Senior Certificate.................................................. 31
         Senior Percentage................................................... 31
         Senior Prepayment Percentage........................................ 31
         Servicing Account................................................... 32
         Servicing Advances.................................................. 32
         Servicing Fee....................................................... 32
         Servicing Fee Rate.................................................. 32
         Servicing Officer................................................... 32
         Single Certificate.................................................. 32
         Special Hazard Amount............................................... 32
         Special Hazard Loss................................................. 33
         Standard & Poor's................................................... 33
         Startup Day......................................................... 33
         Stated Principal Balance............................................ 33

         SECTION                                                            PAGE


         Stayed Funds........................................................ 34
         Stripped Interest Rate.............................................. 34
         Subordinate Certificate............................................. 34
         Subordinate Percentage.............................................. 34
         Subordinate Prepayment Percentage................................... 34
         Subordinate Principal Distribution Amount........................... 34
         Sub-Servicer........................................................ 35
         Sub-Servicing Account............................................... 36
         Sub-Servicing Agreement............................................. 36
         Tax Returns......................................................... 36
         Termination Price................................................... 36
         Transfer  .......................................................... 36
         Transferee.......................................................... 36
         Transferor.......................................................... 36
         Trust Fund.......................................................... 36
         Trustee   .......................................................... 36
         Trustee's Fee....................................................... 37
         Trustee's Fee Rate.................................................. 37
         Uninsured Cause..................................................... 37
         United States Person................................................ 37
         Value     .......................................................... 37
         Voting Rights....................................................... 37
         Weighted Average Stripped Interest Rate............................. 37
         1.02.  Allocation of Certain Interest Shortfalls.................... 38

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES
         2.01.     Conveyance of Mortgage Loans.............................  39
         2.02.     Acceptance by Trustee....................................  41
         2.03.     Repurchase or Substitution of Mortgage Loans by
                   the Seller, the Depositor or the Master Servicer.........  42
         2.04.     Representations and Warranties of the Depositor..........  45
         2.05.     Representations, Warranties and Covenants of the
                   Master Servicer..........................................  47
         2.06.     Issuance of Certificates.................................. 49

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND
         3.01.     Master Servicer to Act as Master Servicer................. 50
         3.02.     Sub-Servicing Agreements Between the
                   Master Servicer and Sub-Servicers......................... 51

         SECTION                                                            PAGE


         3.03.     Successor Sub-Servicers................................... 53
         3.04.     Liability of the Master Servicer.......................... 53
         3.05.     No Contractual Relationship Between
                   Sub-Servicers and Trustee or Certificateholders........... 53
         3.06.     Assumption or Termination of Sub-Servicing
`                  Agreements by Trustee..................................... 53
         3.07.     Collection of Certain Mortgage Loan Payments.............. 54
         3.08.     Sub-Servicing Accounts.................................... 54
         3.09.     Collection of Taxes, Assessments and Similar
                   Items; Servicing Accounts................................. 54
         3.10.     Collection Account and Distribution Account............... 55
         3.11.     Withdrawals from the Collection Account and
                   Distribution Account...................................... 57
         3.12.     Investment of Funds in the Collection Account
                   and the Distribution Account.............................. 59
         3.13.     Maintenance of the Primary Mortgage Insurance
                   Policies; Collections Thereunder.......................... 61
         3.14.     Maintenance of Hazard Insurance and Errors
                   and Omissions and Fidelity Coverage....................... 62
         3.15.     Enforcement of Due-On-Sale Clauses;
                   Assumption Agreements....................................  63
         3.16.     Realization Upon Defaulted Mortgage Loans................. 64
         3.17.     Trustee to Cooperate; Release of Mortgage Files........... 66
         3.18.     Servicing Compensation.................................... 67
         3.19.     Reports to the Trustee; Collection Account Statements..... 68
         3.20.     Statement as to Compliance................................ 68
         3.21.     Independent Public Accountants' Servicing Report.......... 69
         3.22.     Access to Certain Documentation........................... 69
         3.23.     Title, Management and Disposition of REO Property......... 70
         3.24.     Obligations of the Master Servicer in Respect
                   of Prepayment Interest Shortfalls......................... 72
         3.25.     Information Reports to be filed by the Master Servicer.... 73
         3.26.     Administration of Buydown Funds........................... 73

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
         4.01.     Distributions............................................. 74
         4.02.     Statements to Certificateholders.......................... 79
         4.03.     Remittance Reports; P&I Advances.......................... 81
         4.04.     Allocation of Extraordinary Trust Fund
                   Expenses and Realized Losses.............................. 83

                                    ARTICLE V

                                THE CERTIFICATES
         5.01.     The Certificates.......................................... 85
         5.02.     Registration of Transfer and Exchange of Certificates..... 87

         SECTION                                                            PAGE


         5.03.     Mutilated, Destroyed, Lost or Stolen Certificates......... 92
         5.04.     Persons Deemed Owners..................................... 92
         5.05.     Certain Available Information............................. 92

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER
         6.01.     Liability of the Depositor and the Master Servicer........ 94
         6.02.     Merger or Consolidation of the Depositor or the
                   Master Servicer........................................... 94
         6.03.     Limitation on Liability of the Depositor, the
                   Master Servicer and Others................................ 94
         6.04.     Limitation on Resignation of the Master Servicer.......... 95
         6.05.     Rights of the Depositor in Respect of the Master Servicer. 96

                                   ARTICLE VII

                                     DEFAULT
         7.01.     Events of Default......................................... 97
         7.02.     Trustee to Act; Appointment of Successor.................. 99
         7.03.     Notification to Certificateholders........................100
         7.04.     Waiver of Events of Default...............................101

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
         8.01.     Duties of Trustee.........................................102
         8.02.     Certain Matters Affecting the Trustee.....................103
         8.03.     Trustee Not Liable for Certificates or Mortgage Loans.....104
         8.04.     Trustee May Own Certificates..............................104
         8.05.     Trustee's Fees and Expenses...............................105
         8.06.     Eligibility Requirements for Trustee......................105
         8.07.     Resignation and Removal of the Trustee....................105
         8.08.     Successor Trustee.........................................106
         8.09.     Merger or Consolidation of Trustee........................107
         8.10.     Appointment of Co-Trustee or Separate Trustee.............107
         8.11.     Appointment of Custodians.................................108
         8.12.     Appointment of Office or Agency...........................108
         8.13.     Representations and Warranties of the Trustee.............109

                                   ARTICLE IX

                                   TERMINATION
         9.01.     Termination Upon Repurchase or Liquidation of ............110
         9.02.     Additional Termination Requirements.......................112

         SECTION                                                            PAGE

                                    ARTICLE X

                                REMIC PROVISIONS
         10.01.    REMIC Administration......................................113
         10.02.    Prohibited Transactions and Activities....................115
         10.03.    Master Servicer and Trustee Indemnification...............116

                                   ARTICLE XI

                         SPECIAL FORECLOSURE PROCEDURES

         11.01.    General...................................................117

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
         12.01.    Amendment.................................................118
         12.02.    Recordation of Agreement; Counterparts....................119
         12.03.    Limitation on Rights of Certificateholders................119
         12.04.    Governing Law.............................................120
         12.05.    Notices...................................................120
         12.06.    Severability of Provisions................................121
         12.07.    Notice to Rating Agencies.................................121
         12.08.    Article and Section References............................122

                                    EXHIBITS


Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-4 Certificate
Exhibit A-5       Form of Class A-5 Certificate
Exhibit A-6       Form of Class A-6 Certificate
Exhibit A-7       Form of Class A-7 Certificate
Exhibit A-8       Form of Class XS Certificate
Exhibit A-9       Form of Class PO Certificate
Exhibit A-10      Form of Class B-1 Certificate
Exhibit A-11      Form of Class B-2 Certificate
Exhibit A-12      Form of Class B-3 Certificate
Exhibit A-13      Form of Class B-4 Certificate
Exhibit A-14      Form of Class B-5 Certificate
Exhibit A-15      Form of Class B-6 Certificate
Exhibit A-16      Form of Class R Certificate
Exhibit B         [Intentionally Omitted]
Exhibit C-1       Form of Trustee's Preliminary Exception Report
Exhibit C-2       Form of Trustee's Interim Certification
Exhibit C-3       Form of Trustee's Final Certification
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E-1       Request for Release
Exhibit E-2       Request for Release Mortgage Loans paid in full
Exhibit F-1       Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of Class B Certificates Pursuant to Rule 144A Under the 1933
                  Act
Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Remittance Report
Exhibit H         Form of Custodial Agreement
Exhibit I         Form of Special Servicing and Collateral Fund Agreement

Schedule I        Mortgage Loan Schedule

                   This Pooling and Servicing Agreement, is dated and effective as of May 1, 1996, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., as Depositor, NORWEST MORTGAGE, INC., as Master Servicer, and THE CHASE MANHATTAN BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

                   The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

                   As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class XS Certificates, the Class PO Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates will be the "regular interests" in the Trust Fund, and the Class R Certificates will be the sole class of "residual interests" therein.

                   The following table irrevocably sets forth the designation, the Pass-Through Rate, initial Certificate Principal Balance and "latest possible maturity date" for the respective Classes of Certificates comprising the "regular interests" in the Trust Fund created hereunder.

                                                                  INITIAL AGGREGATE
                                                                     CERTIFICATE                     LATEST POSSIBLE
  DESIGNATION                 PASS-THROUGH RATE                   PRINCIPAL BALANCE                 MATURITY DATE(1)
  -----------                 -----------------                   -----------------                 ----------------
Class A-1                           7.50%                              20,000,000.00                  June 25, 2026
Class A-2                           7.50%                              14,191,000.00                  June 25, 2026
Class A-3                           7.50%                              33,588,000.00                  June 25, 2026
Class A-4                           7.50%                              12,215,000.00                  June 25, 2026
Class A-5                           7.50%                               8,679,000.00                  June 25, 2026
Class A-6                           7.50%                              36,098,800.00                  June 25, 2026
Class A-7                           7.50%                              14,970,000.00                  June 25, 2026
Class XS                          0.2159%(2)                          149,700,153.14(3)               June 25, 2026
Class PO                            0.00%(4)                            1,724,199.09                  June 25, 2026
Class B-1                           7.50%                               2,994,000.00                  June 25, 2026
Class B-2                           7.50%                               2,245,000.00                  June 25, 2026
Class B-3                           7.50%                               1,422,000.00                  June 25, 2026
Class B-4                           7.50%                                 673,000.00                  June 25, 2026
Class B-5                           7.50%                                 299,000.00                  June 25, 2026
Class B-6                           7.50%                                 601,054.05                  June 25, 2026


(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date in the Mortgage Pool has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Initial variable Pass-Through Rate (approximate) calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) Notional Amount. As provided herein, the Class XS Certificates entitle the Holders thereof solely to distributions of interest accrued on the Notional Amount of such Class XS Certificates.

(4) The Class PO Certificates are not entitled to distributions of interest.

             As of the Cut-off Date, the Original Mortgage Loans had an aggregate Scheduled Principal Balance equal to $149,700,153.14.

             In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

             SECTION 1.01. Defined Terms.

             Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

             "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

             "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and acceptable for recording.

             "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from the Collection Account and deposited in the Distribution Account for such Distribution Date, (c) the aggregate of any amounts deposited in the Distribution Account in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section
3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) hereof that represents (i) Monthly Payments received from a Mortgagor on or prior to the related Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section
3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds and/or (vi) amounts deposited in either Collection Account or the Distribution Account, as the case may be, in error, and (y) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

             "Bankruptcy Amount": As of any date of determination, an amount, equal to the excess, if any, of (A) $100,000, over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.04.

             "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

             "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

             "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

             "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, the State of Iowa or the State of Minnesota, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

             "Buydown Account": The custodial account or accounts created and maintained pursuant to Section 3.26. The Buydown Account is not part of the Trust Fund.

             "Buydown Funds": Funds contributed by the Mortgagor or another source in connection with the origination of a Mortgage Loan in order to reduce by specified amounts the payments of interest to be made by the Mortgagor during the Buydown Period. Buydown Funds are not part of the Trust Fund prior to the deposit of such funds in the Collection Account or Distribution Account.

             "Buydown Mortgage Loan": Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

             "Buydown Period": The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan as provided in
Section 3.26.

             "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1996-2, issued under this Agreement.

             "Certificate Factor": With respect to any Class of Certificates, as of any Distribution Date, a fraction, expressed as a decimal carried to eight places, the numerator of which is the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, in reduction of the Certificate Principal Balance or Notional Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates as of the Closing Date.

             "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a NonUnited States Person shall be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the person in whose name a Certificate is registered in the Certificate Registrar.

             "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

             "Certificate Principal Balance": With respect to any Certificate, other than a Class XS Certificate, as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, reduced by all distributions of principal made thereon and the principal portion of all Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). The Class XS Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

             "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

             "Class": Collectively, all of the Certificates bearing the same class designation.

             "Class A Certificate": Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-6 Certificate or Class A-7 Certificate.

             "Class A-1 Certificate": Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-2 Certificate": Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-3 Certificate": Any one of the Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-4 Certificate": Any one of the Class A-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-5 Certificate": Any one of the Class A-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-6 Certificate": Any one of the Class A-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-7 Certificate": Any one of the Class A-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class A-7 Percentage": With respect to any Distribution Date, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A-7 Certificates for such Distribution Date, over the aggregate amount, if any, payable to the Holders of the Class A-7 Certificates on such date under clause Second of Section 4.01(b)(i) (pursuant to clause (d) of the definition of "Class A-7 Senior Principal Distribution Amount") and under clause Eighth of

Section 4.01(b)(i) (pursuant to clause (d) of the definition of "Non-PO Senior Principal Distribution Amount"), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class A-7 Prepayment Percentage": With respect to any Distribution Date occurring prior to the Distribution Date in June 2001, 0%. With respect to any Distribution Date occurring on or after June 1, 2001, the Class A-7 Prepayment Percentage will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the Class A-7 Priority Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Closing Date, 40% of the Class A-7 Priority Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Closing Date, 60% of the Class A-7 Priority Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Closing Date, 80% of the Class A-7 Priority Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A-7 Priority Percentage for such Distribution Date.

             "Class A-7 Priority Percentage": With respect to any Distribution Date, the Senior Prepayment Percentage for such Distribution Date multiplied by a fraction, the numerator of which is the Class A-7 Percentage for such Distribution Date and the denominator of which is the Senior Percentage for such Distribution Date.

             "Class A-7 Senior Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

             (a) the product of (x) the then-applicable Class A-7 Percentage and
         (y) the sum of the following:

                 (i) the related Non-PO Percentage of the aggregate of the
             principal portions of all Monthly Payments due during the related Due Period in respect of all the Mortgage Loans whether or not received on or prior to the related Determination Date;

                (ii) the related Non-PO Percentage of the principal portion of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

               (iii) the related Non-PO Percentage of the Stated Principal
             Balance (calculated immediately prior to such Distribution Date) of each Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by
             Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

                (iv) the related Non-PO Percentage of all REO Principal
             Amortization collected in respect of any REO Property during the related Prepayment Period; and

                 (v) in connection with the substitution of one or more
             Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (i) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (ii) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans.

             (b) the product of (x) the then-applicable Class A-7 Prepayment Percentage and (y) the related Non-PO Percentage of all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period;

             (c) with respect to any Mortgage Loan the subject of a Final Recovery Determination in the related Prepayment Period, the lesser of
         (a) the then-applicable Class A-7 Percentage of the Non-PO Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination and (b) an amount (but not less than zero) equal to (I) the amount of net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans minus (II) the product of (x) a percentage equal to the then applicable Senior Percentage minus the then applicable Class A-7 Percentage multiplied by (y) the Non-PO Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination minus (III) the amount distributable to the Class PO Certificates pursuant to clause (c) of the definition of "PO Senior Principal Distribution Amount"; and;

             (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Class A-7 Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to Section 4.04.

             "Class B Percentage": Any of the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class B-4 Percentage, the Class B-5 Percentage or the Class B-6 Percentage.

             "Class B-1 Certificate": Any one of the Class B-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-1 Certificates on such date pursuant to
Section 4.01(b)(ii)(C), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class B-2 Certificate": Any one of the Class B-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-2 Certificates on such date pursuant to
Section 4.01(b)(ii)(C), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class B-3 Certificate": Any one of the Class B-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-3 Certificates on such date pursuant to
Section 4.01(b)(ii)(C), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class B-4 Certificate": Any one of the Class B-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-4 Certificates on such date pursuant to
Section 4.01(b)(ii)(C), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class B-5 Certificate": Any one of the Class B-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-5 Certificates on such date pursuant to
Section 4.01(b)(ii)(C), and the denominator of which is the sum of (i) the aggregate of the NonPO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class B-6 Certificate": Any one of the Class B-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class B-6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-6 Certificates immediately prior to such date and the denominator of which is the sum of (i) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

             "Class PO Certificate": Any one of the Class PO Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions. The Class PO Certificates shall have a Pass-Through Rate of 0% per annum and shall not be entitled to any distributions of interest.

             "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Residual Interest in the Trust Fund for purposes of the REMIC Provisions.

             "Class XS Certificate": Any one of the Class XS Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions. The Class XS Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

             "Closing Date":  May 23, 1996.

             "Code":  The Internal Revenue Code of 1986.

             "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Norwest Mortgage, Inc., as the Master Servicer for The Chase Manhattan Bank, N.A., as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2", and which must be an Eligible Account.

             "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, Attention: Global Trust Services or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

             "Custodial Agreement": An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in the form of Exhibit H annexed hereto or an agreement assigned to the Trustee with respect to the Mortgage Loans.

             "Custodian": A Custodian, which shall not be the Depositor, the Master Servicer, the Seller or any affiliate of any of them, appointed pursuant to a Custodial Agreement.

             "Cut-off Date": With respect to each Original Mortgage Loan, May 1, 1996. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.

             "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

             "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

             "Definitive Certificates":  As defined in Section 5.01(b).

             "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

             "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

             "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

             "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is a subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated A-1 by Standard & Poor's and F-1 by Fitch, if rated by Fitch (or comparable ratings if Standard & Poor's and Fitch are not the Rating Agencies).

             "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

             "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

             "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

             "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

             "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "The Chase Manhattan Bank, N.A., as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2", and which must be an Eligible Account.

             "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on June 25, 1996.

             "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

             "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

             "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's and F-1 by Fitch, if rated by Fitch (or comparable ratings if Standard & Poor's and Fitch are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a corporate trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

             "Estate in Real Property": A fee simple estate in a parcel of land.

             "Event of Default": One or more of the events described in Section 7.01.

             "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

             "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

             "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

             "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

           (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

          (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

         (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

          (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

           (v) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (vi) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

         (vii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

         (viii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

             "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee from the Trust Fund pursuant to Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

             "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

             "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

             "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby and give prompt written notice thereof to the Trustee.

             "Fitch": Fitch Investors Service, L.P. or its successor in interest.

             "FNMA": Federal National Mortgage Association or any successor thereto.

             "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

             "Fraud Loss Amount": An amount initially equal to $2,994,003. As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, an amount equal to $2,994,003 minus the aggregate amount of Fraud Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and, (Y) from the first to the fifth anniversary of the Cutoff Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

             "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

             "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

             "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

             "Interest Accrual Period": With respect to any Distribution Date, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

             "Interest Distribution Amount": With respect to any Class of Certificates, other than the Class PO Certificates, for any Distribution Date, an amount equal to (a) one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate, based on a 360 day year consisting of twelve 30 day months, on the Certificate Principal Balance or Notional Amount of such Certificates immediately prior to such Distribution Date, plus (b) in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to Section 4.01(a) on such immediately preceding Distribution Date, less (c) any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and Relief Act Interest Shortfalls that were allocated to such Certificates on such Distribution Date pursuant to Section 1.02.

             "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

             "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 9.01.

             "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

             "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

             "Master Servicer": Norwest Mortgage, Inc., a corporation organized under the laws of California, or any successor master servicer appointed as herein provided.

             "Master Servicer Remittance Date": The 18th day of any month, or if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

             "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Principal Prepayment with respect to such Mortgage Loan applied prior to the Due Date for such Monthly Payment,
(ii) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any modification, waiver or amendment granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

             "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

             "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

             "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

             "Mortgage Loan Purchase Agreement": The agreement by and between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

             "Mortgage Loan Remittance Rate": With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Net Mortgage Rate in respect thereof plus the Trustee Fee Rate.

             "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                   (i)     the loan number;

                  (ii)     the Mortgagor's name;

                 (iii) the street address of the Mortgaged Property, including the city, state and zip code;

                  (iv) the type of Mortgaged Property and whether the related Mortgagor represented at the origination of the Mortgage Loan that such Mortgaged Property would be occupied as a primary residence or as a secondary residence or would be owned for investment purposes;

                    (v)    the Mortgage Rate;

                  (vi)     the original term;

                 (vii) the remaining number of months to maturity as of the Cut-off Date;

                (viii)     the original principal balance;

                  (ix)     the due date of the first Monthly Payment;

                   (x)     the amount of the Monthly Payment;

                  (xi)     the Scheduled Principal Balance as of the Cut-off
                           Date;

                 (xii)     the Loan-to-Value Ratio at origination;

                 (xiii) whether the Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date; and

                  (xiv)    whether the Mortgage Loan is a Buydown Mortgage Loan.

                  The Mortgage Loan Schedule shall also set forth the total of the amounts described under (xi) above for all of the Mortgage Loans. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the items described in clauses (vii), (xi) and (xiii) shall be set forth as of the date of substitution.

             "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction therein as a result of a Debt Service Reduction or operation of the Relief Act.

             "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":      The obligor on a Mortgage Note.

             "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "Non-PO Mortgage Loan": Each Mortgage Loan with a Net Mortgage Rate equal to or greater than 7.50% per annum.

                  "Non-PO Percentage": With respect to each Non-PO Mortgage Loan, 100%. With respect to each Non-PO Mortgage Loan, 100% less the Non-PO Percentage.

                  "Non-PO Senior Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable Senior Percentage and (y) the sum of the following:

                         (i) the related Non-PO Percentage of the aggregate of
                  the principal portions of all Monthly Payments due during the related Due Period in respect of all the Mortgage Loans whether or not received on or prior to the related Determination Date;

                        (ii) the related Non-PO Percentage of the principal
                  portion of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                       (iii) the related Non-PO Percentage of the Stated
                  Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

                        (iv) the related Non-PO Percentage of all REO Principal
                  Amortization collected in respect of any REO Property during the related Prepayment Period; and

                         (v) in connection with the substitution of one or more
                  Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (i) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (ii) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans.

                  (b) the product of (x) the then-applicable Senior Prepayment Percentage and (y) the related Non-PO Percentage of all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any Mortgage Loan the subject of a Final Recovery Determination in the related Prepayment Period, the least of
         (a) the then-applicable Senior Prepayment Percentage of the Non-PO Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans; (b) the then-applicable Senior Percentage of the Non-PO Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination; and (c) the principal portion of all amounts collected in connection with such a Final Recovery Determination to the extent not distributed to the Class PO Certificates; and

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Non-PO Senior Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to
         Section 4.04.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Norwest":  Norwest Mortgage, Inc. or any successor thereto.

                  "Notional Amount": With respect to the Class XS Certificates, for any Distribution Date, the aggregate Stated Principal Balance of all of the Mortgage Loans and REO Properties for such Distribution Date.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Trust Fund as a REMIC or (c) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of Certificates, other than the Class XS Certificates and Class PO Certificates, for any Distribution Date, 7.50% per annum. With respect to the Class XS Certificates, for any Distribution Date, the Weighted Average Stripped Interest Rate for such Distribution Date. The Class PO Certificates shall have a PassThrough Rate of 0% per annum and shall not be entitled to any distributions of interest.

                  "Percentage Interest": With respect to any Class of Certificates, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $1.00 and integral multiples thereof. The Class XS Certificates, the Class PO Certificates and the Subordinate Certificates are issuable only in Percentage Interests corresponding to the initial Certificate Principal Balances or Notional Amounts of $10,000 and integral multiples of $1,000 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Class R Certificate are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

                         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                        (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                        (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                        (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                         (v) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment; and

                        (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their highest initial rating of the Senior Certificates;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "PO Mortgage Loan": Each Mortgage Loan with a Net Mortgage Rate below 7.50% per annum.

                  "PO Percentage": With respect to each PO Mortgage Loan, the quotient of (i) 7.50% per annum minus the related Net Mortgage Rate divided by
(ii) 7.50% per annum. With respect to each Non-PO Mortgage Loan, 0%.

                  "PO Senior Principal Distribution Amount": For any Distribution Date, an amount equal to the aggregate of:

                  (a)      the sum of the following:

                         (i) the related PO Percentage of the principal portion
                  of each Monthly Payment due during the related Due Period in respect of each PO Mortgage Loan, whether or not received on or prior to the related Determination Date;

                        (ii) the related PO Percentage of the principal portion
                  of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of each PO Mortgage Loan during the related Prepayment Period (other than any such PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                       (iii) the related PO Percentage of the Stated Principal
                  Balance (calculated immediately prior to such Distribution
                  Date) of each PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

                        (iv) the related Class PO Percentage of all REO
                  Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

                         (v) in connection with the substitution of one or more
                  Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the related PO Percentage of the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the related PO Percentage of the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans.

                  (b) the related PO Percentage of all Principal Prepayments received in respect of each PO Mortgage Loan during the related Prepayment Period;

                  (c) with respect to any PO Mortgage Loan the subject of a Final Recovery Determination in the related Prepayment Period, the related PO Percentage of the Stated Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination (net of the principal portion of any Realized Loss allocated to the Class PO Certificates); and

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the PO Senior Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Class PO Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to
         Section 4.04.

                  "Prepayment Assumption": 200% of the standard prepayment assumption, used solely for determining the accrual of original issue discount, premium and market discount on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

                  "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

                  "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented in Section 2.04(a)(vi) and as so indicated on the Mortgage

Loan Schedule, or any replacement policy therefor obtained by the Master Servicer or any SubServicer pursuant to Section 3.13.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the related Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-toValue Ratio in excess of 80% and (viii) conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agencies": Standard & Poor's and Fitch. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan, net of the Servicing Fee Rate, and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the related Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan, net of the Servicing Fee Rate, and (B) on a principal amount equal to the Stated Principal Balance of the related

Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the related Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all P&I Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Collection Account pursuant to Section 3.23, less any amounts reimbursable to the Master Servicer therefrom pursuant to Section 3.23(d).

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Regular Certificate": Any Senior Certificate or Subordinate Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report on machine readable media as well as a hard copy prepared by the Master Servicer pursuant to Section 4.03 and containing the information specified in Exhibit G attached hereto, with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property".

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Mortgage Loan Remittance Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

                  "Residential Dwelling": Any one of the following: (i) a detached or semi- detached single-family dwelling, (ii) a two to four-unit dwelling, (iii) a townhouse or (iv) a unit in a condominium or a planned unit development, none of which is a mobile or manufactured home.

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller":  Norwest.

                  "Senior Certificate": Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-6 Certificate, Class A-7 Certificate, Class XS Certificate or Class PO Certificate.

                  "Senior Percentage": With respect to any Distribution Date, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A Certificates and Residual Certificates for such Distribution Date, over the aggregate amount, if any, payable to the Holders of the Class A Certificates on such date pursuant to clause (d) of the definition of "NonPO Senior Principal Distribution Amount" and the denominator of which is the sum of (i) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Non-PO Percentage of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below, the percentage as indicated below:


         Distribution Date                          Senior Prepayment Percentage
       -----------------------------------        -----------------------------------------------------------------

         June 1996 through May                      100%
           2000

         June 2001 through May                      Senior Percentage, plus 70% of the Subordinate
           2002                                       Percentage

         June 2002 through May                      Senior Percentage, plus 60% of the Subordinate
           2003                                       Percentage

         June 2003 through May                      Senior Percentage, plus 40% of the Subordinate
           2004                                       Percentage

         June 2004 through May                      Senior Percentage, plus 20% of the Subordinate
           2005                                       Percentage

         June 2005 and thereafter                   Senior Percentage;


provided, however, no reduction to the Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including real estate owned and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount. The "Triger Amount" for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, 40% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the eighth year after the Closing Date, 45% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any Distribution Date during the ninth year after the Closing Date, 50% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon a reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%. In addition, on any Distribution Date, on which the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage shall be 100%.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13, 3.14, 3.16 and 3.23.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                  "Servicing Fee Rate": With respect to each Mortgage Loan, 0.25% per annum.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "Special Hazard Amount": Initially, an amount equal to $1,984,376. As of each anniversary of the Cut-off Date, an amount equal to the lesser of (a) the Special Hazard Amount as of the immediately preceding anniversary of the Cut-off Date minus the aggregate amount of

Special Hazard Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04 since such immediately preceding anniversary and
(b) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the greatest of (i) the product of 1.00% multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of Mortgage Loans secured by Mortgaged Properties located in the same zip code area in the State of California and
(iii) twice the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision, in any event exclusive of any Extraordinary Loss.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or its successors.

                  "Startup Day": With respect to the Trust Fund, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to
Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to
Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds":  As defined in Section 7.02(b).

                  "Stripped Interest Rate": With respect to any Mortgage Loan or related REO Property, the excess, if any, of the initial Net Mortgage Rate minus 7.50% per annum.

                  "Subordinate Certificate": Any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate.

                  "Subordinate Percentage": With respect to any Distribution Date, a percentage equal to 100% minus the Senior Percentage for such Distribution Date.

                  "Subordinate Prepayment Percentage": With respect to any Distribution Date, a percentage equal to 100% minus the Senior Prepayment Percentage.

                  "Subordinate Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable Subordinate Percentage and (y) the sum of the following:

                         (i) the related Non-PO Percentage of the aggregate of
                  the principal portions of all Monthly Payments due during the related Due Period in respect of the Mortgage Loans whether or not received on or prior to the related Determination Date;

                        (ii) the related Non-PO Percentage of the principal
                  portion of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                       (iii) the related Non-PO Percentage of the Stated
                  Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

                       (iv) the related Non-PO Percentage of all REO Principal
                  Amortization collected in respect of any REO Property during the related Prepayment Period; and

                         (v) in connection with the substitution of one or more
                  Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (i) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (ii) the aggregate of the related Non-PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable Subordinate Prepayment Percentage and (y) related Non-Class PO Percentage of all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any Mortgage Loans the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the Class A Certificates and the Class PO Certificates pursuant to clause (c) of the definition of "Non-PO Senior Principal Distribution Amount" and clause (c) of the definition of "PO Senior Principal Distribution Amount"; and

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Subordinate Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to
         Section 4.04.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, US Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreements (including any security interest created thereby); and (v) the Collection Account, the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "Trustee": The Chase Manhattan Bank, N.A., a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "Trustee's Fee Rate":  0.0075% per annum.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The terms "United States" shall have the meaning set forth in
Section 7701 of the Code or successor provisions.

                  "Value": With respect to any Mortgaged Property securing a Mortgage Loan the proceeds of which were used to purchase such Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator at the time of the origination of the related Mortgage Loan, and (ii) the sales price of such Mortgaged Property at such time of origination. With respect to any Mortgaged Property securing a Mortgage Loan the proceeds of which were used to refinance an existing loan, the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all of the Voting Rights shall be allocated to the Regular Certificates, other than the Class XS Certificates, in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all of the Voting Rights shall be allocated to the Class XS Certificates, in proportion to their then outstanding Notional Amounts, and (iii) 1% of all of the Voting Rights shall be allocated to the Residual Certificates, in proportion to their Percentage Interests in such Class. All Voting Rights allocated to any Class of Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  "Weighted Average Stripped Interest Rate": With respect to any Distribution Date, the weighted average of the Stripped Interest Rates in effect during the most recently ended calendar month for the Mortgage Loans and REO Properties based on the respective Scheduled Principal Balances thereof as of the Due Date in such most recently ended calendar month (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  SECTION 1.02.  Allocation of Certain Interest Shortfalls.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments as provided in Section 3.24 hereof) and Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Certificates, PRO RATA in accordance with, and to the extent of one month's interest at the Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement with respect to such Mortgage Loans, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, or to one or more Custodians as the agent or agents of the Trustee, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

                         (i) the original Mortgage Note, endorsed in the
                  following form: "Pay to the order of The Chase Manhattan Bank, N.A., as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage PassThrough Certificates, Series 1996-2, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                       (ii) the original Mortgage with evidence of recording
                  thereon;

                       (iii) an original Assignment of the Mortgage executed in
                  the following form: "The Chase Manhattan Bank, N.A., as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2";

                        (iv) the original Assignment or Assignments of the
                  Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                       (v) the original or copies of each assumption,
                  modification, written assurance or substitution agreement, if any;

                        (vi) the original lender's title insurance policy, or
                  with respect to Mortgaged Properties located in the State of Iowa an attorney's title opinion together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor;

                       (vii) if such Mortgage Loan has a Loan-to-Value Ratio at
                  origination in excess of 80% (as shown in the related Mortgage Loan Schedule), the original Primary Mortgage Insurance Policy; and

                      (viii) if such Mortgage Loan is a Buydown Mortgage Loan
                  (as shown in the Mortgage Loan Schedule), the original buydown agreement.

                  The Depositor shall promptly (and in no event later than five Business Days following the Closing Date) submit for recording, at no expense to the Trust Fund, the Master Servicer or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Section 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the originator, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof. If the original Primary Mortgage Insurance Policy (if applicable) was not delivered pursuant to Section 2.01(vii) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, a written commitment from the mortgage insurer to issue such policy, with the original to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any

Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  SECTION 2.02. Acceptance by Trustee.

                  The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee), subject to the provisions of Section
2.01 (and, in the case of the documents referred to in Section 2.01, subject to any exceptions previously noted on the Trustee's preliminary exception report in the form annexed hereto as Exhibit C-1 delivered to the Depositor and the Master Servicer on the Closing Date), of the documents referred to in Section 2.01 above and all other assets included in the definition of the "Trust Fund" under clauses (i), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund", in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed on its behalf, each Mortgage File within 30 days after receipt of such Mortgage File and to certify in substantially the form attached hereto as Exhibit C-2 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by it or such Custodian and appear regular on their face and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the applicable Mortgage Loan Schedule that corresponds to items (i),
(ii), (iii), (v), (vi), (viii), (ix) and (x) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit C-3 (or shall cause the Custodian to deliver to the Trustee, the Depositor and the Master Servicer a Final Certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review, the Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  The Trustee shall, at the expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                 the Seller, the Depositor or the Master
                                 Servicer.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller or as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trustee shall promptly notify the Seller and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if such party does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, without recourse as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage
Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section
2.04 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trust Fund at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). If any such breach is a breach of any of the representations and warranties included in Section 2.04(a)(iv), and the Depositor is unable to cure such breach, the Depositor shall repurchase or substitute the smallest number of Mortgage Loans as shall be required to make such representation or warranty true and correct. The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written the Master Servicer of such deposit, shall at the Depositor's direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

                  (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects or purchase such affected Mortgage Loan from the Trust Fund at the Purchase Price. The Purchase Price for the purchased Mortgage Loan shall be deposited in the Collection Account maintained by the Master Servicer, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish to it and as shall be necessary to vest in the Master Servicer any Mortgage Loan released pursuant hereto.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

                  As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-2, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit C-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Depositor or the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the appropriate Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the Mortgage Loan Purchase Agreement in all respects, including, in the case of a substitution effected by the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement or the related sale documents, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

                  For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in such Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Seller, the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of notice by the Master Servicer or the Trustee. Such repurchase or substitution shall be made by (i) the Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section
2.04. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the applicable party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. Representations and Warranties of the Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

                         (i) The information set forth in the Mortgage Loan
                  Schedule for the Original Mortgage Loans is complete, true and correct in all material respects at the date or dates respecting which such information is furnished;

                        (ii) As of the Cut-off Date, the Monthly Payment due
                  under each Original Mortgage Loan is not 30 or more days delinquent in payment and has not been 30 or more days delinquent in payment more than once in the twelve month period prior to the Cut-off Date;

                       (iii) Each Original Mortgage Loan is a fully amortizing,
                  fixed rate mortgage loan with monthly payments due on the first day of each month. Each Original Mortgage Loan had an original term to maturity of not more than 30 years;

                        (iv) No more than approximately 35.53% of the Original
                  Mortgage Loans, by outstanding principal balance as of the Cut-off Date, will be secured by Mortgaged Properties located in California; and no more than approximately 6.38% of the Original Mortgage Loans, by outstanding principal balance as of the Cut-off Date, will be secured by Mortgaged Properties located in any other single state. As of the Cut-off Date, no more than approximately 0.99% of the Original Mortgage Loans, by outstanding principal balance, are secured by Mortgaged Properties located in any one California zip code area, no more than approximately 26.07% of the Original Mortgage Loans, by outstanding principal balance as of the Cut-off Date, are secured by units in condominiums or DE MINIMIS planned unit developments or planned unit developments, and no more than approximately 0.38% of the Original Mortgage Loans are secured by twoto four-family dwellings. At least approximately 73.56% of the Original Mortgage Loans, measured by outstanding principal balance as of the Cut-off Date, are secured by real property with a single family residence erected thereon;

                         (v) If the Mortgaged Property securing an Original
                  Mortgage Loan is located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, flood insurance (either under the federal flood insurance program or from private insurers) in the amount required under Section 3.14 covers such Mortgaged Property at the Closing Date;

                        (vi) With respect to at least approximately 74.09% of
                  the Original Mortgage Loans, by outstanding principal balance as of the Cut-off Date, the Loan-to-Value Ratio was not more than 80.00% at the origination of such Original Mortgage Loan. With respect to approximately 25.91% of the Original Mortgage Loans, by outstanding principal balance as of the Cut-off Date, the Loan-to-Value Ratio was between 80.01% and 95.00% and each such Mortgage Loan is subject to a Primary Mortgage Insurance Policy, issued by a FNMA or FHLMC approved insurer with a claims paying ability satisfactory to the Rating Agencies in respect of mortgage pass-through certificates rated in one of the two highest categories, and which provides coverage in an amount determined in accordance with the requirements of FNMA in effect at the time of the origination of such Mortgage Loan; and

                       (vii) With respect to approximately 98.17% of the
                  Original Mortgage Loans, measured by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence. With respect to approximately 1.83% of the Original Mortgage Loans, measured by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's secondary residence.


                  (h) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 2.03(b) to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of both the Trustee and the Certificateholders, and to the Depositor that as of the Closing Date:

                         (i) The Master Servicer is a corporation duly
                  organized, validly existing and in good standing under the laws of California and is and will remain in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                        (ii) The execution and delivery of this Agreement by the
                  Master Servicer and its performance of and compliance with the terms of this Agreement will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                       (iii) The Master Servicer has the full power and
                  authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                        (iv) The Master Servicer is not in violation of, and the
                  execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Master Servicer or its properties, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially affect the performance of its duties hereunder;

                         (v) There are no actions or proceedings against, or
                  investigations of, the Master Servicer pending, or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement;

                        (vi) The Master Servicer is an approved seller/servicer
                  of conventional mortgage loans for FNMA and FHLMC in good standing; and

                       (vii) No consent, approval, authorization or order of any
                  court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master

Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches or purchase Mortgage Loans shall constitute the sole remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

                  SECTION 2.06. Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it, or any Custodian on its behalf, of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers but without regard to:

                        (i) any relationship that the Master Servicer, any
                  Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                        (ii) the ownership of any Certificate by the Master
                  Servicer or any Affiliate of the Master Servicer;

                        (iii) the Master Servicer's obligation to make P&I
                  Advances or Servicing Advances; or

                        (iv) the Master Servicer's or any Sub-Servicer's right
                  to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the

Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the direction of the Master Servicer or any Sub-Servicer, any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be accountable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the Code or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02. Sub-Servicing Agreements Between the Master
                                Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a FHLMC or FNMA approved mortgage servicer. Each SubServicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the SubServicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each SubServicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Trustee in accordance with the foregoing provisions of this paragraph.

                  (c) Any Sub-Servicing Agreement shall be immediately terminable by the Trustee without fee in the event that the Master Servicer shall no longer be the Master Servicer due to a Master Servicer Event of Default. The payment of termination fees, if any, in connection with any such termination, shall be the responsibility of the Master Servicer in its own capacity without right to reimbursement, and the payment of any such fees shall not be a condition precedent to any such termination.

                  SECTION 3.03. Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  SECTION 3.04. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a SubServicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between
                                Sub-Servicers and Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with Section 3.02(c) above. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under any SubServicing Agreement.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it or the Trustee, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge or penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Mortgage Insurance Policy, if any, will not be affected, and extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 150 days, provided that any such extension shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

                  SECTION 3.08. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account on a daily basis no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer is required to remit such payments to the Master Servicer pursuant to the Sub-Servicing Agreement.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  The Master Servicer shall, establish and maintain or cause to be established and maintained one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit or cause to be deposited in the Servicing Accounts on a daily basis within two Business Days of receipt and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) withdraw therefrom any amounts that were not required to be deposited therein; or (vi) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article
IX. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

                  SECTION 3.10. Collection Account and Distribution Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. The Master Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis within two Business Days of receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                        (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                        (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                        (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                        (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                        (v) any amounts required to be deposited by the Master
                  Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                        (vi) any amounts required to be deposited pursuant to
                  Section 3.23(c) or (f) in connection with any REO Property;
                  and

                        (vii) any amounts required to be transferred from any
                  Buydown Account pursuant to Section 3.26.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges, penalty interest or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) The Trustee shall establish and maintain one or more accounts (collectively, the "Distribution Account"), held in trust for the benefit of the Certificateholders. The Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 4:00 p.m. New York time (i) on each Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account". If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account", the Master Servicer shall, on or before 4:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to
Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

                        (i) any P&I Advances, as required pursuant to Section
                  4.03;

                        (ii) any amounts to be paid by the Master Servicer in
                  connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

                        (iii) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                        (iv) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

                  SECTION 3.11. Withdrawals from the Collection Account and
                                Distribution Account.

                  The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                         (i) to remit to the Trustee for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                        (ii) subject to Section 3.16(d), to reimburse the Master
                  Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

                       (iii) subject to Section 3.16(d), to reimburse the Master
                  Servicer or any Sub-Servicer for unpaid Servicing Fees (including any management fee payable pursuant to Section 3.23(d)) and unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

                        (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Servicing Fee) on each Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                         (v) to pay to the Master Servicer, the Depositor or the
                  Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to
                  Section 2.03 or Section 3.16(c), all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                        (vi) to reimburse the Master Servicer for any P&I
                  Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance and for any Servicing Advances after liquidation of the Mortgaged Property not otherwise reimbursed under (iii) above;

                        (vii) to reimburse the Master Servicer or the Depositor
                  for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to
                  Section 6.03;

                      (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                        (ix) to pay or to reimburse the Master Servicer for
                  advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                        (x) to reimburse the Master Servicer for costs and
                  expenses incurred in connection with the prosecution of any claim, which costs and expenses were not reimbursed out of amounts collected on account of such claim; and

                        (xi) to clear and terminate the Collection Account
                  pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii), (ix) and
(x) above. The Master Servicer shall provide written notification in the form of an Officers' Certificate to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

                  The Trustee shall, from time to time, make withdrawals from the Distribution Account for any of the following purposes:

                                  (i) to make payments to Certificateholders
                  pursuant to Section 4.01;

                                  (ii) to pay to the Trustee as compensation (in
                  addition to the Trustee's Fee) any interest or investment income earned on funds deposited in the Distribution Account;

                                  (iii) to reimburse the Trustee for expenses
                  incurred by or reimbursable hereunder to the Trustee by the Trust Fund;

                                  (iv) to pay to the Trustee the Trustee's Fee;

                                  (v) to taxes due pursuant to Section 10.01(g);
                  and

                                  (vi) to clear and terminate the Distribution
                  Account pursuant to Section 9.01.

                  SECTION 3.12. Investment of Funds in the Collection Account
                                and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account established by the Master Servicer, and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (each, for the purposes of this Section 3.12, an "Investment Account") to invest the funds in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to the investment direction of funds held in such account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in the Collection Account immediately upon realization of such loss. All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee, in its individual capacity, and shall be distributed to the Trustee, in its individual capacity, on the first day of the month following the month in which such income or gain is received. The Trustee, in its individual capacity, shall deposit in the Distribution Account the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01, upon the request of Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13. Maintenance of the Primary Mortgage Insurance
                                Policies; Collections Thereunder.

                  The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under
Section 2.04(a)(vi) and to the extent available, a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in such Section with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments or until maintenance of such coverage is otherwise no longer required under FNMA guidelines. The Master Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if the related Mortgagor fails to do so. The Master Servicer or the related SubServicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in Section 2.04(a)(vi).

                  The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in



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                                      -62-

the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the SubServicing Account.

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating acceptable under the FNMA Seller/Servicer Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be



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                                      -63-

deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14 and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (i) none of the terms or requirements thereof shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the Code and (ii) (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Mortgage Insurance Policy and the hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section 3.16, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to such Mortgaged Property, if, as a result of any such action, the Trustee or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person that regularly conducts environmental audits using customary industry standards, that:

                         (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                         (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to



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                                      -66-

be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent and which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: FIRST, to reimburse the Master Servicer for any related unreimbursed P&I Advances in accordance with Section 3.11(ii); and SECOND, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and any related Custodian by a certification of a Servicing Officer in the form of Exhibit E-2 (which certification may be given electronically and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Mortgage File to the Master



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                                      -67-

Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Trustee or such Custodian, as the case may be, shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian of a Request for Release in the form of Exhibit E-1 (which may be electronically transmitted), release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest and Buydown Funds in respect of such Mortgage Loan, subject to Section 3.24; provided that once a Mortgage Loan becomes an REO Property, the Master Servicer shall not be entitled to any Servicing Fee in respect thereof other than as provided in Section 3.23(d) herein. In addition, the Master Servicer shall be entitled to recover unpaid

Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including servicing compensation of any Sub-Servicer, and to the extent provided herein in Section 8.05, any advances made by the Trustee and any payments in respect of indemnification to the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trustee; Collection Account
                                Statements.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last day of the month of such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current FNMA Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20. Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee and the Depositor not later than 90 days following the end of each fiscal year of the Master Servicer, which as of the Closing Date ends on the last day in December in each calendar year, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21. Independent Public Accountants' Servicing
                                Report.

                  On or before April 30 of each year, beginning with April 30, 1997, the Master Servicer at its expense shall furnish to the Depositor, the Trustee and the Seller (i) an opinion by a firm of independent certified public accountants on the financial position of the Master Servicer at the end of its fiscal year and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that, based on an examination conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, such firm is of the opinion that the assertion made pursuant to Section 3.19 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable reports for examinations conducted substantially in accordance with such accounting standards (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.22. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer will be provided to any Certificateholder and to any Person identified to the Master Servicer by any Certificateholder as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under federal laws at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property in the Collection Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Collection Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of any REO Property including, without limitation:

                         (i) all insurance premiums due and payable in respect
                  of any REO Property;

                         (ii) all real estate taxes and assessments in respect
                  of any REO Property that may result in the imposition of a lien thereon; and

                         (iii) all costs and expenses necessary to maintain any
                  REO Property.

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Master Servicer shall not:

                         (i) permit the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                        (ii) permit any amount to be received or accrued under
                  any New Lease other than amounts that will constitute Rents from Real Property;

                       (iii) authorize or permit any construction on any REO
                  Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                        (iv) allow any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                         (i) the terms and conditions of any such contract shall
                  not be inconsistent herewith;

                        (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                       (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the



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                                      -72-

                  Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                        (iv) the Master Servicer shall be obligated with respect
                  thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the Collection Account for any REO Property: (i) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan; and (ii) to pay itself a management fee which shall equal $150 per month per REO Property in lieu of any Servicing Fees in respect thereof.

                  (e) Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Mortgage Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines. Any REO disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Collection Account in accordance with Section 3.10(a)(vi).

                  SECTION 3.24. Obligations of the Master Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 4:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the aggregate amount of its Servicing Fees for all of the



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                                      -73-

Mortgage Loans for the most recently ended calendar month (which amount does not include any management fees with respect to REO Properties or other compensation to the Servicer hereunder).

                  SECTION 3.25. Information Reports to be filed by the Master
                                Servicer.

                  The Master Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports have been timely filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.26. Administration of Buydown Funds.

                  The Buydown Account established and maintained by the Master Servicer with respect to each Buydown Mortgage Loan shall be an Eligible Account. Upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Master Servicer will withdraw from the related Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the Monthly Payment and will deposit that amount (net of the Servicing Fee) together with the related payment made by the Mortgagor in the Collection Account.

                  If any Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the related Buydown Account and remit to such Mortgagor in accordance with the related buydown agreement any Buydown Funds remaining in the Buydown Account. If a Principal Prepayment by a Mortgagor during the Buydown Period, together with any Buydown Funds in the related Buydown Account, will result in a Principal Prepayment in full, the Master Servicer will withdraw from the related Buydown Account for deposit in the Collection Account the Buydown Funds, which together with such Principal Prepayment, will result in a Principal Prepayment in full. If a Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold at foreclosure or title thereto is acquired on behalf of the Certificateholders, the Master Servicer will withdraw from the Buydown Account the Buydown Funds (which shall thereupon constitute "Liquidation Proceeds" for purposes of this Agreement) for deposit in the Collection Account.




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                                      -74-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a)(i) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, but only to the extent necessary to make the distributions described in clauses FIRST through FIFTH below, the Available Distribution Amount for such Distribution Date, less any amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement, and shall apply such amount for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  FIRST, to distributions of interest in respect of the Class A Certificates, the Class XS Certificates and the Residual Certificates, in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each pursuant to this clause FIRST) equal to the aggregate of the Interest Distribution Amounts in respect of such Certificates for such Distribution Date;

                  SECOND, to the extent of the PO Senior Principal Distribution Amount, to distributions of principal to the Class PO Certificates (applied to reduce the Certificate Principal Balance of such Certificates);

                  THIRD, to the extent of the Non-PO Senior Principal Distribution Amount, to distributions of principal to the Class A Certificates and the Residual Certificates (applied to reduce the Certificate Principal Balance of such Certificates) in the priorities and amounts set forth in Section 4.01(b)(i);

                  FOURTH, to distributions of interest in respect of the Subordinate Certificates, in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each pursuant to this clause FOURTH, in an order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation) equal to the aggregate of the Interest Distribution Amounts in respect of such Certificates for such Distribution Date;

                  FIFTH, to the Holders of the Subordinate Certificates, an aggregate amount equal to the Subordinate Principal Distribution Amount for such Distribution Date (applied to reduce the Certificate Principal Balance of such Certificates), allocable among the Classes of Subordinate Certificates PRO RATA in accordance with the respective amounts payable as to each such Class pursuant to the priorities and amounts set forth in Section 4.01(b)(ii); and

                  SIXTH, to the Holders of the Residual Certificates, any remaining amounts.

               (ii) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, reduced (to not less than zero) by any Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (b)(i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Class A Certificates and the Residual Certificates pursuant to Section 4.01(a)(i) THIRD above shall be applied among the various Classes thereof in the following order of priority, in each case to the extent of remaining available funds:

                                    FIRST, in the case of the Residual
                           Certificates on the Distribution Date in June 1996, an amount equal to the entire Certificate Principal Balance thereof;

                                    SECOND, to the Class A-7 Certificates in an
                           amount equal to the Class A-7 Senior Principal Distribution Amount;

                                    THIRD, concurrently, to the Class A-1
                           Certificates and the Class A- 2 Certificates in the proportions of 25.0018751406% and 74.9981248594%, respectively, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                                    FOURTH, concurrently, to the Class A-1
                           Certificates and the Class A-3 Certificates in the proportions of 25.0018751406% and 74.9981248594%, respectively, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                                    FIFTH, concurrently, to the Class A-1
                           Certificates and the Class A-4 Certificates in the proportions of 25.0018751406% and 74.9981248594%, respectively, until the Certificate Principal Balance of each such class of Certificates has been reduced to zero;

                                    SIXTH, to the Class A-5 Certificates, until
                           the Certificate Principal Balance of such class of Certificates has been reduced to zero;

                                    SEVENTH, to the Class A-6 Certificates,
                           until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and

                                    EIGHTH, to the Class A-7 Certificates, until
                           the Certificate Principal Balance of such class of Certificates has been reduced to zero.

         Notwithstanding the foregoing priorities, if the Certificate Principal Balances of the Subordinate Certificates are reduced to zero prior to reduction of the Certificate Principal

         Balances of the Class A Certificates to zero, the sequential nature of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Class A Certificates, on a PRO RATA basis, based on the Certificate Principal Balances thereof.

               (ii) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Subordinate Certificates pursuant to Section 4.01(a)(i) FIFTH above shall be applied among the various Classes thereof, in an order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of (A) the related Class B Percentage of the amounts described in clauses (i) through (v) of clause (a) of the definition of Subordinate Principal Distribution Amount, (B) the portion of the amounts described in clauses (b) and (c) of the definition of Subordinate Principal Distribution Amount allocable to the such Class pursuant to Section 4.01(b)(iii) below and (C) the excess, if any, of the amount required to be distributed to such Class pursuant to this
         Section 4.01(b)(ii) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to Subordinate Certificates with a lower priority pursuant to Section 4.04.

              (iii) On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Mortgage Loans the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the Non-PO Senior Principal Distribution Amount and the PO Senior Principal Distribution Amount, will be allocated on a PRO RATA basis among the following Classes of Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class B-1 Certificates, (ii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 3.50% before giving effect to distributions on such Distribution Date, (iii) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 2.00% before giving effect to distributions on such Distribution Date, (iv) the Class B-4 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.05% before giving effect to distributions on such Distribution Date,
         (v) the Class B-5 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 0.60% before giving effect to distributions on such Distribution Date and (vi) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds 0.40% before giving effect to distributions on such Distribution Date. Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section 4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such Class, a "Maturing Class") then: (a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reductions pursuant to clause (a) above in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining Eligible Classes on a PRO RATA basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than the related Record Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining nontendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders, subject to any applicable escheat statutes. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Trustee or the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare (based on information provided to it by the Master Servicer pursuant to Section 4.03(a)) and forward by mail to each Holder of the respective Classes of Regular Certificates and to the Master Servicer, a statement as to the distributions made on such Distribution Date setting forth:

                         (i) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to principal;

                         (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to interest;

                       (iii) the aggregate amount of servicing compensation
                  received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                         (iv) the aggregate amount of P&I Advances included in
                  such distributions;

                         (v) the aggregate Stated Principal Balance of the
                  Mortgage Loans and any REO Properties at the close of business on such Distribution Date;

                        (vi) the number, aggregate principal balance, weighted
                  average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                       (vii) the number and aggregate unpaid principal balance
                  of Mortgage Loans (a) delinquent 30 days, (b) delinquent 60 days, (c) delinquent 90 or more days and (d) as to which foreclosure proceedings have been commenced;

                      (viii) with respect to any Mortgage Loan that became an
                  REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                         (ix) the book value of any REO Property as of the close
                  of business on the last Business Day of the calendar month preceding the Distribution Date;

                         (x) the aggregate amount of Principal Prepayments made
                  during the related Prepayment Period;

                        (xi) the aggregate amount of Realized Losses incurred
                  during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Extraordinary Losses, Fraud Losses, Special Hazard
                  Losses or Bankruptcy Losses;

                       (xii) the aggregate amount of Extraordinary Trust Fund
                  Expenses withdrawn from the Collection Account or the Distribution Account and consequently resulting in a reduction in the Available Distribution Amount for such Distribution Date;

                      (xiii) the aggregate Certificate Principal Balance or
                  Notional Amount of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

                         (xiv) the Certificate Factor for each such Class of
                  Certificates applicable to such Distribution Date;

                        (xv) the Interest Distribution Amount in respect of each
                  such Class of Certificates (other than the Class PO Certificates) for such Distribution Date (separately identifying any reductions resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                       (xvi) the aggregate amount of any Prepayment Interest
                  Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

                         (xvii) the aggregate amount of Relief Act Interest
                  Shortfall for such Distribution Date;

                         (xviii) the then-applicable Fraud Loss Amount,
                  Bankruptcy Amount and Special Hazard Amount;

                       (xix) with respect to any Mortgage Loan as to which
                  foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings; and

                         (xx) with respect to Mortgage Loans as to which a Final
                  Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such

                  Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Trustee shall forward to the Depositor, to each Holder of a Residual Certificate, to the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as the Trepp Group may hereafter designate to the Trustee), and to the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trustee shall, upon request, furnish to each Certificateholder and the Master Servicer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

                  On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Certificate Factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports; P&I Advances.

                  (a) On the 10th day of each month (or if such day is not a Business Day, the Business Day immediately preceding such 10th day) the Master Servicer shall provide to the

Trustee on magnetic tape a CPI Form S5OY, as well as the following hard copy CPI generated reports: (i) Form 62C, Monthly Accounting Report; (ii) Form S50Y, Private Pool Detail Report; (iii) Form S213, Summary of Curtailments Made Remittance Report; (iv) Form S214, Summary of Paid in Full Remittance Report; and (v) Form P139, Monthly Statement of Mortgage Accounts. In addition, on the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee by facsimile (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date, which Remittance Report shall be in a form substantially similar to Exhibit G hereto.

                  (b) The amount of P&I Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

                  On or before 4:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account held by or on behalf of it, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of such Collection Account that amounts held for future distribution have been, as permitted by this
Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties serviced by it. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account held by or on behalf of it on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee will provide notice to the Master Servicer by facsimile by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

                  SECTION 4.04. Allocation of Extraordinary Trust Fund Expenses
                                and Realized Losses.

                  (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property, and the Trustee shall determine in the aggregate: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses, Special Hazard Losses or Extraordinary Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan, and the Trustee shall determine in the aggregate: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses, Excess Fraud Losses and all Extraordinary Trust Fund Expenses, shall be allocated as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero; and seventh, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, to the Senior Certificates. Any Realized Losses attributable to any Mortgage Loan and allocable to the Senior Certificates shall be allocated among the Senior Certificates as follows: the related PO Percentage of such Realized Losses shall be allocated to the Class PO Certificates and the related Non-PO Percentage of such Realized Losses shall be allocated among the Class A Certificates on a PRO RATA basis. Any Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses and Excess Fraud Losses attributable to any Mortgage Loan Expenses shall be allocated among the Senior Certificates and Subordinate Certificates as follows: the related PO Percentage of such Realized Losses shall be allocated to the Class PO Certificates and the related Non-PO Percentage of such Realized Losses shall be allocated among the Class A Certificates and Subordinate Certificates on a PRO RATA basis. Extraordinary Trust Fund Expenses shall be among all Classes of Certificates on a PRO RATA basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates collectively constitute the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-13. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee (Certificates so registered, "Book-Entry Certificates") and, except as provided below, registration of such Certificates may not be transferred by the Certificate Registrar except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  The Trustee, the Certificate Registrar, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  With respect to any Class of Book-Entry Certificates, if(i)(A) the Depositor advises the Certificate Registrar and the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor,
(ii) the Depositor at its option advises the Certificate Registrar and the Trustee in writing that it elects to terminate the book-entry system through the Depository for such Class of Book-Entry Certificates or (iii) after the occurrence of an Event Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of any such Class of the Book-Entry Certificates advise the Certificate Registrar and the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of such Certificate Owners, the Certificate Registrar shall notify all Certificate Owners representing Ownership Interests in such Class of Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class of Book-Entry Certificates requesting the same upon surrender to the Certificate Registrar of the related Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall cause the Trustee to issue the Definitive Certificates for such Class. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial Ownership Interest in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate that was represented by a Book-Entry Certificate immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such beneficial Ownership Interest. None of the Certificate Registrar, the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Class, all references herein to obligations imposed upon or to be performed by the Depository with respect to such Class shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders of such Class hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. In order to facilitate compliance with the provisions of Article XI hereof, the Trustee (i) shall, at the written request of the Master Servicer, verify that the information contained in the Affirmation (as defined in Article
XI) is correct and (ii) for so long as the provisions of Article XI remain operative, shall deliver to the Master Servicer a notification of the transfer of any Class B-6 Certificate by the Directing Holder which results in the Directing Holder not being the Holder of a majority in Percentage Interest in the Class B-6 Certificates.

                  (b) No transfer of any Class B-4 Certificate, B-5 Certificate or B-6 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that such a transfer of a Class B-4 Certificate, B-5 Certificate or B-6 Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall each require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer, and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in its capacity as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class B-4 Certificate, B-5 Certificate or B-6 Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Class B-4 Certificate, B-5 Certificate or B-6 Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinate Certificate or Residual Certificate or any interest therein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing the Subordinate Certificate or Residual Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel which establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of any Subordinate Certificate or Residual Certificate to certify either (a) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing the Subordinate or Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or
(b) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part:
(A) for a benefit that is guaranteed throughout the term of the contract, and
(B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trustee in its capacity as Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee in its capacity as Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificates that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee in its capacity as Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit F-2) to the Trustee in its capacity as Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee in its capacity as Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                        (ii) The Trustee in its capacity as Certificate
                  Registrar will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee in its capacity as Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is not a Non-United States Person or a Disqualified Organization.

                       (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
         Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of a Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                           a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                        (iv) The Trustee shall make available to the Internal
                  Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                         (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    (A) written notification from the Rating
                           Agencies to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agencies to downgrade their then-current ratings of any Class of Certificates; and

                                    (B) an Opinion of Counsel (which shall be
                           provided at the expense of the party seeking such modification, addition or elimination), in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee in its capacity as Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in January and June of each year, commencing January, 1997.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Class B-4 Certificate, B-5 Certificate or B-6 Certificate to an Independent third party, the Depositor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Class B-4 Certificate, B-5 Certificate or B-6 Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class B-4 Certificate, B-5 Certificate or B-6 Certificate, the private placement memorandum or other disclosure document relating to the Class B-4 Certificate, B-5 Certificate or B-6 Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to
Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class as a Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for FNMA or FHLMC in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that the Rating Agencies' ratings of the Senior, Subordinate and Residual Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Certificateholders against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be the expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account or the Distribution Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the related Class(es) of Certificateholders to receive any portion of the amounts from which such cost, expense or liability is reimbursable pursuant to Section 3.11.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on them except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by them, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor Master Servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor Master Servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement as the Master Servicer possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events; provided:

                         (i) any failure by the Master Servicer to remit to the
                  Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to
                  Section 4.03 or any other remittance required to be made to the Trustee on the Master Servicer Remittance Date) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case, notice shall be provided by facsimile), or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                        (ii) any failure on the part of the Master Servicer duly
                  to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                       (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

                        (iv) the Master Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

                         (v) the Master Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or, except as provided in Section 6.02 hereof, cease operations of its business; or

                        (vi) any failure of the Master Servicer to make any P&I
                  Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03, or any failure of the Master Servicer to make any other remittance required to be made to the Trustee on the Master Servicer Remittance Date, which, in each case, continues unremedied for a period of one Business Day immediately following the Master Servicer Remittance Date.


If an Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the other parties to this Agreement), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans serviced by it and the proceeds thereof. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account, the Distribution Account, or any Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of

Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to
Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if the Master Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided. If during such time as the Trustee may be acting as Master Servicer hereunder, it is prohibited by law from making advances regarding delinquent mortgage loans or is otherwise unable to make such advances for reasons beyond its control, the Trustee is hereby authorized and directed to make for the benefit of the Certificateholders timely claims under the related P&I Advance Endorsement, to the extent permitted thereby, to cover any P&I Advances required to be made hereunder with the same effects as set forth in the last paragraph of Section 3.13.

                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from such Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute an Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder, may waive such default or Event of Default; PROVIDED, HOWEVER, that a default or Event of Default under clause (i) or (vi) of Section
7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (i) Prior to the occurrence of an Event of Default, and
                  after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                        (ii) The Trustee shall not be personally liable for an
                  error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                         (i) The Trustee may request and rely upon and shall be
                  protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) The Trustee may consult with counsel, and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                       (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                        (iv) The Trustee shall not be personally liable for any
                  action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the

                  Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                        (vi) The Trustee may execute any of the trusts or powers
                  hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                       (vii) The Trustee shall not be personally liable for any
                  loss resulting from the investment of funds held in either the Collection Account at the direction of the Master Servicer pursuant to Section 3.12.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee Not Liable for Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Accounts by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Depositor shall pay such fees. The Trustee shall also be entitled pursuant to Section 3.12 to receive from the Distribution Account, as additional compensation, interest or other income earned on deposits therein. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates or relating the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c), or
(iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of the Master Servicer's acts or omissions in violation of its standard of care as set forth herein in connection with this Agreement and the Mortgage Loans. Such indemnities shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Depositor or the Master Servicer to the Trustee shall be from the Depositor's or the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for a more full and certain vesting and confirming in the successor trustee of all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Depositor shall pay any and all fees and expenses of any Custodian to whose appointment it consents as provided above. The Trustee initially appoints Norwest Bank Minnesota, N.A. as Custodian, and the Depositor and the Master Servicer consent to such appointment. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.01.

                  SECTION 8.12. Appointment of Office or Agency.

                  The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

                  SECTION 8.13. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                all Mortgage Loans

                  The respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to the Certificateholders as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer of each related Mortgage Loan and each related REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to the aggregate Purchase Price of all such Mortgage Loans, plus the appraised value of each such REO Property, if any (such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee), minus the aggregate amount of unreimbursed P&I Advances and Servicing Advances and unpaid Servicing Fees remaining outstanding, and (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last related Mortgage Loan or related REO Property remaining in the Trust Fund; provided that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Master Servicer shall make an election to purchase all of the related Mortgage Loans and each related REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph by giving written notice to the Trustee and the Depositor no later than the Determination Date in the month immediately preceding the month in which such distribution will be made; provided, however, that the Master Servicer may elect to purchase all of the related Mortgage Loans and each related REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund is at the time of such election less than 5% of the aggregate Stated Principal Balance of the Original Mortgage Loans. For federal income tax purposes, the purchase by the Master Servicer of all the Mortgage Loans and any REO Properties underlying the Trust Fund is intended to facilitate a redemption of the related Regular Interest pursuant to a "cleanup call" within the meaning of Treasury regulation section 1.860G- 2(j).

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase by the Master Servicer of all the Mortgage Loans and each REO Property underlying the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month in which such distribution will be made or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein designated. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders. In the event such notice is given in connection with the Master Servicer's purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit by the Master Servicer, the Trustee and any Custodian shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  Upon presentation of the Certificates on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid to the Trustee out of the assets remaining in the trust funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the last remaining Certificate, the Trust Fund shall terminate.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) In the event that the Master Servicer purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                         (i) The Trustee shall specify the first day in the
                  90-day liquidation period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

                        (ii) During such 90-day liquidation period, and at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash; and

                       (iii) At the time of the making of the final payment on
                  the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) The Master Servicer shall prepare and the Trustee shall execute and deliver as necessary the documentation required in connection with the adoption of a plan of complete liquidation of the Trust Fund pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any necessary state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of such election the Senior Certificates and Subordinate Certificates shall be designated as the Regular Interests in the REMIC and the Residual Certificates shall be designated as the Residual Interest in the REMIC. The Trustee shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust Fund (including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel and other than taxes, except as specified herein. The Trustee, as agent for the Trust Fund's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority. The holder of the largest Percentage Interest of the Residual Certificates during the taxable year in question shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, as the tax matters person of the Trust Fund. By their acceptance thereof, the holders of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the Trust Fund. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service on form 8811 (or its successor) the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans serviced by it, as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause the Trust Fund to take such action as shall be necessary to create or maintain the status of the Trust Fund as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to the Trust Fund set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets therein, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of the Trust Fund created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 1997, the Trustee shall deliver to the Master Servicer and the Rating Agencies a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X (after giving effect to any applicable extensions of time granted by any applicable state or federal taxing authority).

                  (i) The Trustee and, to the extent that records are maintained by the Master Servicer in the normal course of its business, the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit the Trust Fund to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article

II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X.

                  (c) These indemnity provisions shall survive the termination of this Agreement and shall survive until the statute of limitations has run on any causes of actions which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

                                   ARTICLE XI

                         SPECIAL FORECLOSURE PROCEDURES


                  SECTION 11.01. General.

                  The terms and provisions of a Special Servicing and Collateral Fund Agreement relating to the Class B-6 Certificates substantially in the form attached hereto as Exhibit I shall become operative only upon the execution and delivery of such an agreement in such form by the Master Servicer and a Purchaser (as defined therein) that acquires a majority in Percentage Interest in the Class B-6 Certificates, with notice to the Trustee of such agreement by such parties.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01. Amendment.

                  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  SECTION 12.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 12.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as

Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 12.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, Seven World Trade Center, New York, New York 10048,
Attention: Mortgage Finance Group (facsimile number (212) 783-3895), or such other address or facsimile number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of Norwest, 405 S.W. 5th Street, Des Moines, Iowa 50309, Attention: General Counsel (facsimile number (515) 221-5192)) or such other address or facsimile number as hereafter may be furnished to the Trustee and the Depositor in writing by the Master Servicer and (c) in the case of the Trustee, The Chase Manhattan Bank, N.A., 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, Attention:
Mr. Tom Provenzano, Corporate Trust Department (facsimile number (718) 946-3905), or such other address or facsimile number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be delivered by facsimile hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 12.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.07. Notice to Rating Agencies.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of either of the Collection Account or the Distribution Account; and

                  7. Any event that would result in the inability of the Trustee to make advances regarding delinquent mortgage loans.

                  In addition, the Trustee shall promptly furnish to the Rating Agencies copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to the Rating Agencies copies of the following:

                  1.       Each annual statement as to compliance described in
                           Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, 25 Broadway,

New York, New York 10004, and Fitch Investors Service, L.P. One State Street Plaza, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 12.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                              SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.,
                                  as Depositor

                              By:   /s/ Susan S. Woodbury
                                 ----------------------------
                              Name:      Susan S. Woodbury
                              Title:     Vice President



                              NORWEST MORTGAGE, INC.
                                  as Master Servicer

                              By:   /s/ Trisha Ruseski
                                 ----------------------------
                              Name:      Trisha Ruseski
                              Title:     Trader



                              THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee

                              By:   /s/ Thomas J. Provenzano
                                 ----------------------------
                              Name:      Thomas J. Provenzano
                              Title:     Vice President

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK)


                  On the 23rd day of May, 1996 before me, a notary public in and for said State, personally appeared Susan S. Woodbury, known to me to be a Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  By:    /s/ Clark Huang
                                        --------------------------
                                            Clark Huang
                                            Notary Public, State of New York
                                            No. 02HU5044168
                                            Qualified in New York County
                                            Commission Expires May 22, 1997



[Notarial Seal]

STATE OF          )
                  ) ss.:
COUNTY OF         )


                  On the 22nd day of May, 1996 before me, a notary public in and for said State, personally appeared Trisha Ruseski, known to me to be a Trader of Norwest Mortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        By:   /s/ Sylvia L. Fisher
                                             --------------------
                                                  Sylvia L. Fisher
                                                  Notary Public
                                                  My Commission Expires 08-03-96


[Notarial Seal]

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF                  )


                  On the ____ day of May, 1996 before me, a notary public in and for said State, personally appeared Thomas J. Provenzano, known to me to be a _________________________ of The Chase Manhattan Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  By:    /s/ Carlos R. Luciano
                                        --------------------------
                                            Carlos R. Luciano
                                            Notary Public, State of New York
                                            No. 41-4765897
                                            Qualified in Queens County
                                            Commission Expires April 39, 1998


[Notarial Seal]

                                   EXHIBIT A-1


                          FORM OF CLASS A-1 CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

Series 1996-2, Class A-1

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-1 Certificates as of the Issue Date: $20,000,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - CUSTODIAN
                                                             -------------
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _____________
          of survivorship and not as                            (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
_______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________
_______________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ,------------------------------------------------
for the account of ------------------------, account number ------------, or, if mailed by check, to -------------------------------------. Applicable statements should be mailed to------------------------------------------------------------.

         This information is provided by---------------------------------------, the assignee named above, or-------------------------------------, as its agent.

                                   EXHIBIT A-2


                          FORM OF CLASS A-2 CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

Series 1996-2, Class A-2

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-2 Certificates as of the Issue Date: $14,191,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                               (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of ______________________, account number ______________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to____________________________________________________________.

          This information is provided by _____________________________________, the assignee named above, or _______________________________, as its agent.

                                   EXHIBIT A-3


                          FORM OF CLASS A-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

Series 1996-2, Class A-3

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-3 Certificates as of the Issue Date: $33,588,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                           -------------
                                                           (Cust)   (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      _____________
          of survivorship and not as                          (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                        ---------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _____________________, account number _______________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________, as its agent.

                                   EXHIBIT A-4


                          FORM OF CLASS A-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $465 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 7.69% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.42 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class A-4

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-4 Certificates as of the Issue Date: $12,215,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-4 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -  CUSTODIAN
                                                           -------------
                                                           (Cust)   (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      _________________
          of survivorship and not as                            (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _________________________, account number ___________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or _________________________________, as its agent.

                                   EXHIBIT A-5


                          FORM OF CLASS A-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $599 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 7.95% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.43 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class A-5

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-5 Certificates as of the Issue Date: $8,679,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-5 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-5 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-5 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -   CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _________________________, account number ___________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ________________________________, as its agent.

                                   EXHIBIT A-6


                          FORM OF CLASS A-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,112 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 8.02% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.43 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class A-6

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-6 Certificates as of the Issue Date: $36,098,800.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-6 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-6 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -  CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                        ---------------------------------------
                                        Signature by or on behalf of assignor


                                        ---------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of ______________________, account number ______________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-7


                          FORM OF CLASS A-7 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $949 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 7.97% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.43 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class A-7

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class A-7 Certificates as of the Issue Date: $14,970,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-7 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-7 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-7 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-7 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -   CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of ___________________, account number _________________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to __________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-8


                          FORM OF CLASS XS CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $865 OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS 15.00% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.71 PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class XS

Pass-Through Rate:  approximately 0.2259% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Notional Amount of Class XS Certificates as of the Issue Date:
$149,700,153.14

Notional Amount:  $149,700,153.14

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the Notional Amount of this Certificate by the aggregate Notional Amount of the Class XS Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class XS Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class XS Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class XS Certificates, the aggregate initial Notional Amount of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Notional Amount of the Class XS Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and each REO Property remaining therein, and (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class XS Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -   CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _________________, account number ___________________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-9


                          FORM OF CLASS PO CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $433 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 8.04% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.28 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Series 1996-2, Class PO

Pass-Through Rate:  0% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class PO Certificates as of the Issue
Date: $1,724,199.09

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PO Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class PO Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class PO Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class PO Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -   CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of ___________________, account number _________________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-10


                          FORM OF CLASS B-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $953 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 7.94% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.43 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-1

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-1 Certificates as of the Issue Date: $2,994,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-1 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-1 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -   CUSTODIAN
                                                            -------------
                                                            (Cust)   (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN  - as joint tenants with right                       _________________
          of survivorship and not as                             (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-11


                          FORM OF CLASS B-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $968 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 8.15% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.43 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-2

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-2 Certificates as of the Issue Date: $2,245,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-2 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-2 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                        ---------------------------------------
                                        Signature by or on behalf of assignor


                                        ---------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-12


                          FORM OF CLASS B-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,015 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 8.86% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.44 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-3

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-3 Certificates as of the Issue Date: $1,422,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-3 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-3 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-13


                          FORM OF CLASS B-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,180 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 11.81% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.48 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-4

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-4 Certificates as of the Issue Date: $673,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-4 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-4 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-14


                          FORM OF CLASS B-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,345 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 15.99% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.51 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-5

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-5 Certificates as of the Issue Date: $299,000.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-5 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-5 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-5 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-15


                          FORM OF CLASS B-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 23, 1996. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,685 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 38.05% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.49 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES, THE CLASS B-5 CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1996-2, Class B-6

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class B-6 Certificates as of the Issue Date: $601,054.05

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-6 Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-6 Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-16


                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

         PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
         SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 1996-2, Class R

Pass-Through Rate:  approximately 7.50% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  May 1, 1996

First Distribution Date:  June 25, 1996

No.

Aggregate Certificate Principal Balance of Class R Certificates as of the Issue
Date: $100.00

Denomination:  $

Master Servicer:  Norwest Mortgage, Inc.

Trustee:  The Chase Manhattan Bank, N.A.

Issue Date:  May 23, 1996

CUSIP:

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel that establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in the Trust Fund, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.
                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May 23, 1996

                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Trustee


                                   By:__________________________________________
                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.


                                   THE CHASE MANHATTAN BANK, N.A.
                                   as Certificate Registrar


                                   By:__________________________________________
                                      Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust)   (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of _______________________, account number _____________, or, if mailed by check, to _____________________________________. Applicable statements should be mailed to ___________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or ___________________________, as its agent.

                                    EXHIBIT B


                              INTENTIONALLY OMITTED

                                   EXHIBIT C-1


                 FORM OF TRUSTEE'S PRELIMINARY EXCEPTION REPORT


                                                              [Date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
___________________________
___________________________



            Re: Pooling and Servicing Agreement, dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Norwest Mortgage, Inc. and The Chase Manhattan Bank, N.A., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2
                     -----------------------------------------------------------

Ladies and Gentlemen:

         Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                     THE CHASE MANHATTAN BANK, N.A.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                   EXHIBIT C-2


                     FORM OF TRUSTEE'S INTERIM CERTIFICATION


                                                              [Date]


Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
____________________________
____________________________



           Re: Pooling and Servicing Agreement, dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Norwest Mortgage, Inc. and The Chase Manhattan Bank, N.A., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2
                    ------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that subject to the exceptions noted on the attached report as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the preliminary exception report as not covered by this certification), it has reviewed the Mortgage File and determined that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (v), (vi), (viii), (ix) and (x) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

                                     THE CHASE MANHATTAN BANK, N.A.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                   EXHIBIT C-3


                       FORM OF TRUSTEE FINAL CERTIFICATION


                                                              [Date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
__________________________
__________________________



        Re: Pooling and Servicing Agreement dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Norwest Mortgage, Inc. and The Chase Manhattan Bank, N.A., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2
                 -----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

               (ii) an original recorded Assignment of the Mortgage to the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost;

              (iii) the original lender's title insurance policy; and

               (iv) the original Primary Insurance Policy for each Mortgage Loan indicated on the Mortgage Loan Schedule as having a Loan-to-Value Ratio at origination in excess of 80%.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                     THE CHASE MANHATTAN BANK, N.A.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                    EXHIBIT D



                        FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                  AGREEMENT, dated May 21, 1996, between Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser"), and Norwest Mortgage, Inc., a California corporation (the "Seller").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell certain fixed rate conventional residential mortgage loans (the "Mortgage Loans") to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 1996-2 (the "Certificates"). The Certificates will consist of fourteen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), and the Seller, in its capacity as Master Servicer. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before May 23, 1996 (the "Closing Date"), the Mortgage Loans having an aggregate principal balance as of the close of business on May 1, 1996 (the "Cut-off Date"), after giving effect to payments due on or before the Cut-off Date, whether or not received, of approximately $149,700,153 (plus or minus five percent (5%)), as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the "Closing Schedule") setting forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements of the Purchaser as set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  SECTION 3.         CONSIDERATION.

                (i) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to the Seller an amount (the "Purchase Price") equal to 97.471% of the initial Certificate Principal Balance of all of the Certificates plus accrued interest thereon from the Cut-off Date up to, but not including, the Closing Date, as such sum is reduced by the Prepayment Interest Shortfalls, if any, for the June 1996 Distribution

Date to the extent allocable as a reduction in the Interest Distribution Amount payable on the Certificates for such Distribution Date. The initial Certificate Principal Balance of the Certificates is equal to the aggregate principal balance as of the Cut-off Date of the Mortgage Loans listed on the Closing Schedule, after application of scheduled payments of principal due on or before the Cut-off Date, whether or not received.

               (ii) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

              (iii) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

                  SECTION 4.         TRANSFER OF THE MORTGAGE LOANS.

                (i) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser. The Seller shall release its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser or any assignee, transferee or designee of the Purchaser, except that where such release is required as incidental to the Seller's servicing of the Mortgage Loans pursuant to the Pooling and Servicing Agreement or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 7 hereof, such written instructions shall not be required.

               (ii) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller has, at least five (5) Business Days prior to the Closing Date, delivered or caused to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                (a) the original Mortgage Note, endorsed by the Seller in the following form: "Pay to the order of The Chase Manhattan Bank, N.A., as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Series 1996-2, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller;

                (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date;

                (c) an original Assignment of Mortgage executed by the Seller in the following form: "The Chase Manhattan Bank, N.A., as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Series 1996-2";

                (d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date;

                (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                (f) the original lender's title insurance policy, or with respect to Mortgaged Properties located in the State of Iowa a attorney's title opinion, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company with the original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date; and

                (g) if such Mortgage Loan has a Loan-to-Value Ratio at origination in excess of 80% (as shown in the Closing Schedule), the original Primary Insurance Policy, or in the event such original Primary Insurance Policy is unavailable, a written commitment from the mortgage insurer to issue such policy with the original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser by the Seller within 90 days of the Closing Date.

                  The Seller shall be responsible for the initial recording each of the above documents requiring recordation. Notwithstanding anything to the contrary contained in this Section 4, in those instances where the public recording office has not yet returned or retains the original Mortgage, power of attorney or Assignment after it has been recorded, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery not later than 90 days after the Closing Date by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser of a copy of such Mortgage, power of attorney or Assignment certified by the public recording office to be a true and complete copy of the recorded original thereof. Upon delivery to the Seller (x) by the public recording office of any recorded original Mortgage, power of attorney or Assignment, (y) by a title insurance or escrow company of any lender's title insurance policy or (z) by a mortgage insurer of any Primary Insurance Policy, the Seller promptly shall (and in no event later than five Business Days following such receipt) deliver such document to the Purchaser or any assignee, transferee or designee of the Purchaser. The Seller promptly shall (and in no event later than five Business Days following the Closing Date) submit for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in clauses (c) of this Section 4(ii). In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller promptly shall prepare a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

              (iii) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(ii) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule. If the Purchaser or any assignee, transferee or designee of the Purchaser discovers that any material document is missing or is defective in any material respect, the Seller shall correct or cure any such omission or defect or shall repurchase or substitute for the affected Mortgage Loan in accordance with the terms of Section 7(i) hereof and Section 2.03 of the Pooling and Servicing Agreement. At the time of such repurchase, the Purchaser shall, in exchange for a written receipt therefor, release such documents relating to such Mortgage Loan as are then in its possession to the Seller.

               (iv) TRANSFER OF INTEREST IN THE AGREEMENT. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                (v) EXAMINATION OF MORTGAGE FILES. Not later than five (5) Business Days prior to the Closing Date, the Seller shall either (a) deliver to the Purchaser or to any assignee, transferee or designee of the Purchaser in escrow, for examination, the Mortgage File pertaining to each Mortgage Loan, or
(b) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination at the Seller's offices. Such examination may be made by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans which do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule, and may be replaced, prior to the Closing Date, by substitute Mortgage Loans acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any assignee, transferee or designee of the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser that as of the Closing
Date:

                  (a) DUE ORGANIZATION AND AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the fully corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

                  (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (c) NO CONFLICTS. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, incorporation or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (d) ABILITY TO SERVICE. The Seller is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 of the National Housing Act. The Seller is in good standing to sell mortgage loans to and service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC;

                  (e) REASONABLE SERVICING FEE. The Seller acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

                  (f) ABILITY TO PERFORM. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (g) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or threatened against the Seller that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

                  (h) NO CONSENT REQUIRED. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                  (i) SELECTION PROCESS. The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in this Agreement and the Pooling and Servicing Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

                  (j) NO UNTRUE INFORMATION. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

                  (k) POOL CHARACTERISTICS. With respect to both aggregate outstanding principal balance and numerical count of all the Mortgage Loans, (a) none are secured by real property improved by two- to four-family dwellings, (b) approximately 1.32% are secured by real property improved by individual condominium units, (c) approximately 84.78% are secured by real property with a detached one-family residence erected thereon, (d) approximately 13.91% are secured by a townhouse or by real property improved by an individual unit in a planned unit development, (e) approximately 8.54% are cash out refinances, (f) approximately 1.83% are second residences, and (g) approximately 4.44% have limited documentation. The Mortgage Loans have an approximate weighted average remaining term of 357 months. The average principal balance of the Mortgage Loans on the Cut-off Date was at approximately $301,815;

                  (l) CUSTODIAN ELIGIBILITY. The Custodian selected by the Seller meets the eligibility requirements set forth in the Custodial Agreement;

                  (m) SALE TREATMENT. The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATING TO THE MORTGAGE LOANS. The Seller represents and warrants to the Purchaser that, as of the Closing Date:

                  (a) MORTGAGE LOANS AS DESCRIBED. The information set forth in the Mortgage -------------------------------- Loan Schedule is complete, true and correct;

                  (b) PAYMENTS CURRENT. No payment required under any Mortgage Loan as of the Closing Date is over 30 days past due nor has any payment under any Mortgage Loan been over 30 days past due more than one time in the last 12 months;

                  (c) NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day that precedes by one month the Due Date of the first installment of principal and interest;

                  (d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

                  (e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (f) HAZARD INSURANCE. All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

                  (g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

                  (h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                  (i) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable FNMA or FHLMC requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

                  (j) VALID FIRST LIEN. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                           (1) the lien of current real property taxes and assessments not yet due and payable;

                           (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                           (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

                  (k) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

                  (l) FULL DISBURSEMENT OF PROCEEDS. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder other than customary escrows for on-site improvements not yet completed due to seasonal weather conditions. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (m) OWNERSHIP. The Seller is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right to transfer and sell the Mortgage Loan to the Purchaser. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

                  (n) DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  (o) LTV, PMI POLICY. No Mortgage Loan has a LTV greater than 95%. The original LTV of the Mortgage Loan either was not more than 80% or there exists a PMI Policy in amount that was acceptable to FNMA and FHLMC at the time the Mortgage Loan was originated. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan schedule is net of any such insurance premium;

                  (p) TITLE INSURANCE. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC (including with respect to properties located in the State of Iowa attorney's title opinions), issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 6 and against any loss by reason of the invalidity of unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment to the Mortgage Interest Rate and monthly payment and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy;

                  (q) NO DEFAULTS. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

                  (r) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property, which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, which are not insured against by the title insurance policy required by (p) above;

                  (s) LOCATION OF IMPROVEMENTS: NO ENCROACHMENTS. All improvements that were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction liens of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property, which are not insured against by the title insurance policy required by (p) above. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (t) ORIGINATION: PAYMENT TERMS. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. The Mortgage Interest Rate is fixed. The Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization, with a principal balance at origination of no more than $993,560, and a Stated Principal Balance of at least $39,975. Each Mortgage Loan has a Mortgage Interest Rate of not less than 6.875% and not more than 9.250%. The stated remaining term of the Mortgage Loan is between 239 and 360 months;

                  (u) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (v) UNDERWRITING STANDARDS. The Mortgage Loan is in conformity with the underwriting standards of the Seller as described in the Prospectus Supplement. The Mortgage Note and Mortgage are on forms acceptable to FHLMC or FNMA;

                  (w) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (x) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

                  (y) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchasers to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (z) ACCEPTABLE INVESTMENT. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

                  (aa) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under the Custodial Agreement, in the form attached to the Pooling and Servicing Agreement, for the Mortgage Loans have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

                  (bb) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets FNMA eligibility requirements or is located in a condominium or planned unit development project that has received FNMA project approval, and the representations and warranties required by FNMA with respect to such condominium or planned unit development has been made and remain true and correct in all respects;

                  (cc) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located and the form of endorsement of each Mortgage Note satisfies the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note;

                  (dd) DUE ON SALE. The Mortgage or Mortgage Note contains an enforceable provision, in a form acceptable to FNMA or FHLMC, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

                  (ee) NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (ff) MORTGAGED PROPERTY UNDAMAGED. To the best of the Seller's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (gg) COLLECTION PRACTICES; ESCROW DEPOSITS. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note;

                  (hh) NO CONDEMNATION. There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the related Mortgaged Property;

                  (ii) THE APPRAISAL. The Mortgage File contains an appraisal, made by an appraiser who met the minimum appraiser requirements of FNMA or FHLMC, of the related Mortgaged Property on forms and riders acceptable to FNMA or FHLMC, signed prior to funding of the Mortgage Loan;

                  (jj) LEASEHOLD ESTATES. With respect to each Mortgage Loan secured by a leasehold estate:

                           (1) The lease is a lease of a fee or a sublease executed by the fee owner and the sublessor;

                           (2) The use of leasehold or ground rent estates for residential properties is an accepted practice in the area where the Mortgaged Property subject to the leasehold estate is located;

                           (3) Residential properties consisting of leasehold or ground rent estates in the area where the Mortgaged Property subject to the leasehold estate is located are readily marketable;

                           (4) Mortgage Loans covering such residential properties are commonly acceptable to FNMA, FHLMC and private institutional mortgage investors;

                           (5)       The lease, sublease, or conveyance
                                     reserving ground rents and their provisions are in a form commonly acceptable to private institutional mortgage investors in the area where the Mortgaged Property is located;

                           (6) The lease and sublease, if any (including all amendments), are recorded, and no party is in any way in breach of any provision of the lease, sublease or amendment;

                           (7) The leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subjected to any charge or penalty;

                           (8) The remaining term or exercised renewal of the lease and sublease with any renewals enforceable by the mortgagee do not terminate earlier than ten (10) years after the maturity date of the Mortgage Loan subject to the leasehold estate; and

                           (9) The sublease payments are at least equal to the lease payments. The sublease payments are due no less frequently than the lease payments.

                  (kk) BUYDOWN MORTGAGE LOANS. With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

                           (1) On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of FNMA guidelines;

                           (2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value

                                     Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under FNMA and FHLMC guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

                           (3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                           (4) No more than 2.12% of the Mortgage Loans, measured by unpaid principal balance as of the Cut-off Date, are Buydown Mortgage Loans;

                           (5) With respect to each Buydown Mortgage Loan at origination, the Buydown Funds were 20% or less of the original principal balance of such Mortgage Loan; and

                           (6) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of FNMA and FHLMC regarding buydown agreements;

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                (i) The representations and warranties contained in Sections 5 and 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of mortgage pass-through certificates evidencing an interest in all or a portion of the Mortgage Loans. With respect to the representations and warranties contained herein that are made to the knowledge or the best of knowledge of the Seller or as to which the Seller has no knowledge (other than representation (hh)), if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document is missing from, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Within sixty (60) days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either
(i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) subject to the approval of the Purchaser, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(i) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section
2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

               (ii) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 17 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Sections 5 and 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 a.m. Eastern Standard Time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  a) All of the representations and warranties of the Seller under this Agreement and under the Pooling and Servicing Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Pooling and Servicing Agreement;

                  b) The Purchaser shall have received, or the Purchaser's attorneys shall have received, in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  c) The Seller shall have delivered and released to the Purchaser or to its assignee, transferee or designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Seller pursuant to Section 2.01 of the Pooling and Servicing Agreement;

                  d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

                  SECTION 9. CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

                  a) The Pooling and Servicing Agreement, dated as of the Cut-off Date, substantially in the form of Exhibit 1 hereto and with such further changes therein as the Seller and the Purchaser shall mutually agree to, together with all documents required to be delivered thereunder; and

                  b)       With respect to the Mortgage Loans:

                           1. An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Salomon Brothers Inc (the "Underwriter") may rely, in the form of
                                     Exhibit 2 hereto, and attached thereto
                                     resolutions of the board of directors of the Seller, together with copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of California;

                           2. An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in the form of Exhibit 3 hereto, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                           3. An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriter, substantially in the form attached hereto as Exhibit 4;

                           4. A letter from KPMG Peat Marwick, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated May 21, 1996 under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement -The Master Servicer", "-Loan Production" and "-Delinquency and Foreclosure Experience" agrees with the records of the Seller;

                           5. Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement or the Pooling and Servicing Agreement; and

                           6. Such further information, certificates, opinions and documents as the Purchaser or Underwriter may reasonably request.

                  SECTION 10. COSTS. In connection with the issuance of the Certificates contemplated by the Pooling and Servicing Agreement, the Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser shall pay) the following amounts: (i) the legal fees and expenses of the Seller's counsel (other than the cost of obtaining the opinions provided for in paragraphs 9 and 10 on Exhibit 4 hereof) and (ii) the costs of recording the Assignment of Mortgage for each Mortgage Loan as provided in Section 4(ii) hereof. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. SERVICING. The Seller has represented to the Purchaser that the Mortgage Loans are serviced by the Seller, in its capacity as Master Servicer, and are not subject to sub-servicing agreements with third parties, and it is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any sub-servicing agreements with third party servicers. The Seller, without reimbursement from the Purchaser, shall pay any fees or penalties required by any third party servicer for releasing the Mortgage Loans from any such sub-servicing agreement and shall arrange for the orderly transfer, as of the Cut-off Date, of such sub-servicing from any such third party servicer to the Seller. The Mortgage Loans shall be serviced by the Seller, in its capacity as Master Servicer, in accordance with the terms of the Pooling and Servicing Agreement. For so long as the Seller services the Mortgage Loans, the Seller shall be entitled to the Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement.

                  SECTION 12. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and to require another Mortgage Loan to be substituted therefor pursuant to Section 4 hereof, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or, subject to Section 7(ii) hereof, afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or cause to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex, telegraph or facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser, at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or to such other address as the Purchaser may designate in writing to the Seller; and if to the Seller, addressed to the Seller at 405 S.W. 5th Street, Des Moines, Iowa 50309-4625,
Attention: Stephen Morrison, General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 15. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 16. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 17.        INDEMNIFICATION.

                (i) The Seller agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or in the Prospectus Supplement (or in the private placement memorandum relating to the Class B-4 Certificates, the Class B-5 Certificates or the Class B-6 Certificates) or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by the Seller specifically for use therein, which shall include the information set forth in the Prospectus under the caption "The Mortgage Pool" and in the Prospectus Supplement on the front cover, in the summary under the subheading "The Mortgage Pool" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement - The Master Servicer", "-Loan Production" and "-Delinquency and Foreclosure Experience" (and substantially identical information set forth in the private placement memorandum relating to the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates), or (b) any representation, warranty or covenant made by the Seller in this Agreement or in the Pooling and Servicing Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described in clause (a) or (b) above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based upon matters set forth in clause (1) above. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

               (ii) Promptly after receipt by the Indemnified Party of notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section 17, promptly notify the Seller in writing of the commencement thereof. In case any such action is brought against the Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Seller to the Indemnified Party of its election so to assume the defense thereof, the Seller will not be liable to the Indemnified Party under this Section 17 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.


                                       By:
                                       Name:
                                       Title:



                                       NORWEST MORTGAGE, INC.


                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT 1

                     FORM OF POOLING AND SERVICING AGREEMENT

                                                                       EXHIBIT 2

                              OFFICER'S CERTIFICATE


                  I, ________________, hereby certify that I am the duly elected [Vice] President of Norwest Mortgage, Inc., a California corporation (the "Seller"), and further certify, on behalf of the Seller, as follows:

                  1. Attached hereto is a true and correct copy of the Certificate of Incorporation and By-laws of the Seller, all of which are in full force and effect on the date hereof. There has been no amendment or other document filed affecting the Certificate of Incorporation of the Seller since ___________, 19__, and no such amendment has been authorized. There has been no amendment or other document filed affecting the By-laws of the Seller since ____________, 19__, and no such amendment has been authorized. Attached hereto is a good standing certificate issued by the California Secretary of State with respect to the Seller. No event has occurred since the date thereof that has affected the good standing of the Seller under the laws of California.

                  2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Seller that, if adversely determined, individually or in the aggregate, would adversely affect the Seller's ability to perform its obligations under the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated May __, 1996, between the Seller and Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser") or the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1996, among the Purchaser as Depositor, the Seller as Master Servicer and The Chase Manhattan Bank, N.A. as Trustee. No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  3. Each person who, as an officer or representative of the Seller, signed the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Mortgage Loan Purchase Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Each of the Mortgage Loans referred to in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement was originated by the Seller or by an entity described in Section 6(t) of the Mortgage Loan Purchase Agreement.

                  5. Attached hereto is a certified true copy of the resolutions of the Board of Directors of the Seller with respect to the sale of the Mortgage Loans subject to the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement.

                  6. All of the representations and warranties of the Seller under the Mortgage Loan Purchase Agreement and under the Pooling and Servicing Agreement are true and correct in all material respects as of the Closing Date (subject, in the case of the Closing Schedule delivered pursuant to the Mortgage Loan Purchase Agreement, to such amendments thereto as were duly made on or before the date hereof) and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Mortgage Loan Purchase Agreement or an Event of Default under the Pooling and Servicing Agreement.

                  7. The information set forth in the Mortgage Loan Schedule attached as an exhibit to the Pooling and Servicing Agreement is true and correct in all material respects.

                  8. The transactions contemplated in the Mortgage Loan Purchase Agreement will be reported as a sale in the Seller's financial reports.

                   9. The information contained in the Purchaser's Prospectus, dated ________ __, 1996, under the caption "The Mortgage Pool" and in the Purchaser's Prospectus Supplement, dated May __, 1996, relating to the Mortgage Loans and the Seller, its financial condition and its loan portfolio, specifically the information on the front cover, in the summary under the subheading "The Mortgage Pool" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement-The Master Servicer", "-Loan Production" and "-Delinquency and Foreclosure Experience", is true and accurate and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  10. With respect to its sale of the Mortgage Loans and the transactions and undertakings contemplated by the Mortgage Loan Purchase Agreement, the Seller has complied with all the obligations by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date.

                  11. Capitalized terms used but not defined herein shall have the meanings assigned in the Mortgage Loan Purchase Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.


Dated:
       ---------------------                    ----------------------------
                                                Name:
                                                     -----------------------
[Seal]                                          Title:  [Vice] President





                  I, __________________, a [Assistant] Secretary of Norwest Mortgage, Inc., hereby certify that ________________ is the duly elected, qualified and acting [Vice] President of the Seller and that the signature appearing above is [her] [his] genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:
       ---------------------                    ----------------------------
                                                Name:
                                                     -----------------------
[Seal]                                          Title:[Assistant] Secretary

                               FORM OF RESOLUTION


                  RESOLVED, that Norwest Mortgage, Inc. (the "Company") is hereby authorized to (a) sell to Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser") certain conventional one- to four-family residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance of approximately $___________, on the terms and subject to the conditions set forth in the Mortgage Loan Purchase Agreement, dated May ___, 1996, between the Seller and the Purchaser, and (b) enter into a Pooling and Servicing Agreement, dated as of May 1, 1996, among the Purchaser as depositor, the Company as master servicer and The Chase Manhattan Bank, N.A. as trustee.

                  RESOLVED, that each of the President, and each Senior Vice President, Vice President, and Assistant Secretary of the Company hereby is authorized, for and on behalf of the Company, to execute and deliver each of the foregoing agreements, as well as such other agreements, instruments, and certificates, and to take such other action, as any of them may deem necessary or advisable to carry out the purposes of the foregoing resolutions.

                                                                       EXHIBIT 3

                       OFFICERS' CERTIFICATE OF THE SELLER
                          WITH RESPECT TO CERTAIN FACTS
                    REGARDING THE SALE OF THE MORTGAGE LOANS


                 Salomon Brothers Mortgage Securities VII, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 1996-2

                                 Certificate of
                             Norwest Mortgage, Inc.


                  Reference is made to the sale of mortgage loans (the "Mortgage Loans") by Norwest Mortgage, Inc. ("Norwest") to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") pursuant to a Mortgage Loan Purchase Agreement, dated May __, 1996 (the "Purchase Agreement"), and the simultaneous issuance of Mortgage Pass-Through Certificates, Series 1996-2, Class A-1, Class A-2, Class A-3, Class A-4, Class XS, Class PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, Norwest Mortgage, Inc., as master servicer (the "Master Servicer"), and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). In consideration for its purchase of the Mortgage Loans, the Depositor will deliver to Norwest immediately available funds. The Depositor will sell the Certificates to Salomon Brothers Inc (the "Underwriter") for offer and sale pursuant to the terms of an Underwriting Agreement, dated May ___, 1996 (the "Underwriting Agreement"), between the Depositor and the Underwriter. The Purchase Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement together, are hereinafter referred to as the "Agreements". Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

                  The undersigned is a duly appointed Authorized Agent of Norwest Mortgage, Inc.

                  The undersigned hereby certifies after reasonable investigation that:

                  1. The price to be paid to Norwest for the Mortgage Loans will have been paid in full at the closing of the sales pursuant to the Mortgage Loan Purchase Agreement, and no agreement or arrangement exists or will exist that permits the modification of the consideration for the Mortgage Loans subsequent to those sales. Norwest will not have any right or obligation to repurchase any Mortgage Loan, except as provided in the Mortgage Loan Purchase Agreement.

                  2. Each Mortgage Note and each related Mortgage has been appropriately prepared and duly executed and delivered by the related Mortgagor, and each Mortgage has been appropriately recorded in the applicable jurisdiction and any intervening endorsement of any

Mortgage Note, and any intervening assignment of any Mortgage, which was required in order to transfer to Norwest ownership of the Mortgage Loans, was obtained and completed.

                  3. Each Mortgage Note has been endorsed or assigned in a manner that satisfies any requirement necessary to transfer to the Trustee all right, title and interest of the party so endorsing or assigning, as noteholder or transferee thereof, in and to that Mortgage Note, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee is in recordable form and is sufficient to effect the assignment and transfer to the Depositor of the benefits of the assignor, as original mortgagee or assignee thereof, under each Mortgage to which that Assignment relates, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee has been or will be appropriately recorded to the extent required under applicable law, as provided in the Pooling and Servicing Agreement.

                  4. Each original Mortgage Note, each original recorded Mortgage, each original recorded intervening Assignment and each Assignment to the Trustee has been delivered to the Trustee at the direction of the Depositor, and the Trustee will maintain continuous actual possession of each of the foregoing in the State of New York. Neither the Trustee nor any agent of the Trustee that has or will have possession of any Mortgage Note, Mortgage or Assignment is, or will be, at any time during the term of the Pooling and Servicing Agreement, an affiliate of Norwest or otherwise under the direct or indirect control of Norwest.

                  5. Immediately prior to the transfer of the Mortgage Loans by Norwest to the Depositor, Norwest was the sole owner of each Mortgage Loan, free and clear of any and all prior liens, mortgages, security interests, pledges, participation interests, adverse claims, charges or other equities or encumbrances of any nature (collectively, the "Other Liens"), and had full right and authority to sell, assign and transfer the Mortgage Loans.

                  6. No Mortgage Note, Mortgage or other document constituting part of the Mortgage File reflects or will reflect on its face any interest that is inconsistent with the ownership interest of Norwest in and to the Mortgage Loans or the transfer of the Mortgage Loans by Norwest to the Depositor.

                  7. The transfer of the Mortgage Loans by Norwest to the Depositor as provided in the Purchase Agreement, is intended by Norwest to be, and is in fact, a contemporaneous exchange in which Norwest receives new value.

                  8. Norwest was solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Depositor.

                  9. Norwest did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of Norwest's creditors.

                  10. Neither Norwest nor any agent acting on behalf of any of them, has been or will become a party to any fraud or illegality affecting any Mortgage Loan or Certificate.

                  11. No breach of the Agreements by any party, misrepresentation or failure by any party to perform all acts required to be performed prior to the Closing Date, or fraud or mistake on the part of any party to the Agreements in connection with the transactions contemplated by the Agreements, has occurred or will occur.

                  12. No party to the Agreements has taken or will take any action that is unreasonable, arbitrary or capricious, or that is not taken in good faith or in a commercially reasonable manner, affecting the Mortgage Loans in connection with the transactions contemplated by the Agreements.

                  13. There is not and will not be any other agreement among the parties to the Agreements that modifies or otherwise supplements the agreement of the parties as expressed in the Agreements.

                  14. Norwest does not have and will not have any right to modify or alter the terms of the transfer of the Mortgage Loans by Norwest to the Depositor, or to substitute or add any mortgage loan thereafter, except as provided in the Agreements.

                  15. Norwest will not take any action that is inconsistent with the ownership interest in the Mortgage Loans evidenced by the Certificates. Norwest will promptly indicate to other persons or entities, when a response is appropriate, that the Mortgage Loans were transferred by Norwest to the Depositor. Norwest will not claim any ownership interest directly in the Mortgage Loans other than that represented by Certificates in which it may have an ownership interest from time to time.

                  16. Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, Norwest will report the transfer of the Mortgage Loans to the Depositor, as provided in the Purchase Agreement as a sale of all of its interest in the Mortgage Loans. Norwest has been advised by or has confirmed with its independent public accountants for similar transactions that the sale will be so classified under GAAP in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983).

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of May __, 1996.


                                     NORWEST MORTGAGE, INC.


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:            Authorized Agent

                                                                       EXHIBIT 4

                    FORM OF OPINION OF COUNSEL OF THE SELLER



                                                              [Closing Date]


Salomon Brothers Mortgage
   Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

                  I have acted as counsel for Norwest Mortgage, Inc., a California corporation (the "Seller"), in connection with the sale of certain mortgage loans by the Seller to Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser") pursuant to a Mortgage Loan Purchase Agreement, dated May ___, 1996, by and between the Purchaser and the Seller (the "Seller's Agreement") and in connection with a Pooling and Servicing Agreement, dated as of May 1, 1996, by and among the Purchaser as Depositor, the Seller as Master Servicer and The Chase Manhattan Bank, N.A. as trustee (the "Trustee") (the "Pooling and Servicing Agreement"; together with the Seller's Agreement, the "Agreements"). I am delivering this opinion to you pursuant to Section 9(b)(3) of the Seller's Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Agreements or in agreements referred to therein.

                  In connection with my opinions set forth herein, I have reviewed executed copies of the Agreements. I also have examined the originals or copies, certified or otherwise identified to my satisfaction, of corporate records of the Seller, and other agreements, instruments, certificates and documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein. I have assumed the due authorization, execution and delivery of the instruments and documents referred to herein by the parties thereto other than the Seller, and have relied as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Agreements. Except as otherwise specifically stated in this opinion, I have not examined the Mortgage Notes, the Mortgages or other documents in the Mortgage Files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

                  For purposes of this opinion, I have assumed that (i) each Mortgage Note and each Mortgage was appropriately prepared and duly executed and delivered by the related

Mortgagor, each Mortgage was appropriately recorded in the applicable jurisdiction, and any intervening endorsement of any Mortgage Note, and any intervening assignment of any Mortgage, which was required in order to transfer to the Seller ownership of the Mortgage Loans, was obtained and completed; (ii) the Seller has properly endorsed each Mortgage Note using the form of endorsement of mortgage note (an "Endorsement"), and has properly completed and executed forms of assignment of mortgage (each, an "Assignment") with respect to each Mortgage Loan, copies of which Endorsement and Assignment are described in or annexed to the Seller's Agreement; (iii) the Seller is the sole owner of the Mortgage Loans, free and clear of any and all pledges, liens, security interests, claims, participation interests or other equities or encumbrances of any nature; (iv) the Mortgage Documents do not reflect on their face any interest which is inconsistent with the ownership interest of the Seller or the sale of the Mortgage Loans by the Seller to the Purchaser as provided in the Agreements; (v) the amount of the consideration paid by the Purchaser to the Seller for the Mortgage Loans constitutes value reasonably equivalent to the value of the Mortgage Loans; (vi) the Seller is not selling the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors; and (vii) the Seller is solvent, and will be solvent at all times prior to any recording of the Assignments of the Mortgages contemplated by the Agreements.

                  In rendering the opinions set forth below, I do not express any independent opinion concerning law other than the law of the States of New York and _________ and the federal law of the United States of America. In rendering the opinion set forth in paragraph 7 below as to matters governed by the laws of any state other than the states of New York and Minnesota, I have relied upon the opinions of independent local counsel, and such opinions are satisfactory in form and scope to me and nothing has come to my attention to indicate that I am not entitled to rely thereon as of the date hereof.

                  Based upon the foregoing, I am of the following opinions:

         1. The Seller is a corporation duly organized and validly existing and in good standing under the laws of California with full power and authority to own its properties and carry on its business as presently conducted by it. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform its obligations under and observe the terms and conditions of, the Agreements.

         2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Seller, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws relating to or affecting the rights of creditors generally,
                  (ii) general principles of
                  equity whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions, if any, of the Agreements which purport to provide indemnification from securities law liabilities.

         3. No consent, approval, authorization or order of the State of New York, the State of Minnesota or any federal court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Agreements or the consummation of the transactions contemplated by the Agreements except for those consents, approvals, authorizations or orders which previously have been obtained; except that I express no opinion as to the registration or qualification of the Certificates under applicable federal or state securities laws.

         4. To the best of my knowledge, the Seller is not in default under any material provisions of any agreement, contract, instrument or indenture to which the Seller is a party or by which it is bound, nor has any event occurred which, with notice or lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture, which event of default could have a material adverse effect on the Mortgage Loans or the performance by the Seller of its obligations under the Agreements.

         5. Neither the transfer of the Mortgage Loans as provided in the Agreements, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated in the Agreements, will result in a breach of any term or provision of the charter or by-laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any State of New York or federal statute, or any order or regulation of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller.

         6. To the best of my knowledge, after due inquiry, there are no actions, proceedings or investigations pending or threatened against the Seller before any court, administrative agency or other tribunal (i) asserting the invalidity of the Agreements,
                  (ii) seeking to prevent the consummation of any of the transactions contemplated in the Agreements, or (iii) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements.

         7. The Endorsement of each Mortgage Note satisfies the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, and each Assignment is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates.

         8. Nothing has come to our attention that would lead us to believe that the information contained in the Purchaser's Prospectus, dated May ___, 1996, under the caption "The Mortgage Pool" and in the Purchaser's Prospectus Supplement, dated May __, 1996, relating to the Mortgage Loans and the Seller, its financial condition and its loan portfolio, specifically the information on the front cover, in the summary under the subheading "The Mortgage Pool" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement - The Master Servicer", "-Loan Production" and "-Delinquency and Foreclosure Experience", contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         9. Fraudulent conveyance opinion, if necessary, satisfactory to the Rating Agencies.

         10.      "True Sale" opinion satisfactory to the Rating Agencies.


                                      Very truly yours,

                                   EXHIBIT E-1


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)



LOAN INFORMATION

         Name of Mortgagor:   ___________________________

         Master Servicer
         Loan No.:            ___________________________

TRUSTEE/CUSTODIAN

         Name:                ___________________________

         Address:             ___________________________


         Trustee/Custodian
         Mortgage File No.:   ___________________________

DEPOSITOR

         Name:                SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         Address:             ___________________________
                              ___________________________


         Certificates:        Mortgage Pass-Through Certificates,
                              Series 1996-2.

                  The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1996-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of May 1, 1996, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _________________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

( )      Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of ____________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         ___________________ as instrument no. _________ in the County
         Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

                  The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                     NORWEST MORTGAGE, INC.

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                   EXHIBIT E-2


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-2



____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:______________________      BORROWER'S NAME:_________________

COUNTY:___________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLEC- TION ACCOUNT PURSUANT TO
SECTION 3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


________________________________     DATED:_________________________

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                   EXHIBIT F-1


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                     [Date]


[Trustee]
___________________
___________________



[Certificate Registrar]
___________________
___________________




           Re:      Salomon Brothers Mortgage Securities VII, Inc.,
                    Mortgage Pass-Through Certificates, Series 1996-2,
                    CLASS ___, REPRESENTING A ___% CLASS ___ PERCENTAGE INTEREST
                    ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Norwest Mortgage, Inc. as Master Servicer and The Chase Manhattan Bank, N.A. as Trustee (the

"Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                  Very truly yours,

                                  [Transferor]

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                                                                       [Date]


[Trustee]
___________________
___________________




[Certificate Registrar]
___________________
___________________




          Re:      Salomon Brothers Mortgage Securities VII, Inc.,
                   Mortgage Pass-Through Certificates, Series 1996-2,
                   CLASS ___, REPRESENTING A ____% CLASS ___ PERCENTAGE INTEREST
                   -------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Norwest Mortgage, Inc. as Master Servicer and The Chase Manhattan Bank, N.A., as Trustee, pursuant to which the Certificates were issued.


                                  [TRANSFEREE]

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                                          ANNEX 1 TO EXHIBIT F-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, N.A., as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth
- --------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Certificates
         Yes      No      only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                   ______________________________________
                                   Print Name of Transferee


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                                          ANNEX 2 TO EXHIBIT F-1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, N.A., as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:


                                     ___________________________________________
                                     Print Name of Transferee or Advisor


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                     IF AN ADVISER:

                                     ___________________________________________
                                     Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1.       I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.


Name of Purchaser   ____________________________________________________________

By:      (Signature)____________________________________________________________

Name of Signatory   ____________________________________________________________

Title___________________________________________________________________________

Date of this certificate________________________________________________________

Date of information provided in paragraph 3_____________________________________

                                   EXHIBIT F-2


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK              )
                               : ss.:
COUNTY OF NEW YORK             )


                  ____________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a Managing Director of Salomon Brothers Inc (the "Owner") a corporation duly organized and existing under the laws of the State of Delaware, the record owner of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of May ___, 1996 and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is 13-3082694.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its Managing Director, attested by its Secretary, this 23rd day of May, 1996.

                                      SALOMON BROTHERS INC


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:            Managing Director


ATTEST:


By:________________________
Name:______________________
Title:     Secretary




                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a Managing Director of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this 23rd day of May, 1996.



                                    _______________________________
                                              Notary Public


                                    County of___________________
                                    State of____________________

                                    My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK           )
                            : ss. :
COUNTY OF NEW YORK          )


                  ____________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a Vice President of Salomon Brothers Mortgage Securities VII, Inc. (the "Owner"), a corporation duly organized and existing under the laws of the State of Delaware, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Residual Certificates to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Class R Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its Vice President, attested by its Secretary, this 23rd day of May, 1996.

                                      SALOMON BROTHERS MORTGAGE
                                      SECURITIES VII, INC.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:            Vice President


ATTEST:


By:_______________________
Name:_____________________
Title:      Secretary




                  Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be a Vice President of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this 23rd day of May, 1996.



                                    ____________________________________
                                                   Notary Public


                                    County of__________________
                                    State of___________________

                                    My Commission expires:

                                    EXHIBIT G


                            FORM OF REMITTANCE REPORT



S4721-50Y        N O R W E S T  M O R T G A G E ,  I N C .             05/31/96
                        PRIVATE POOL DETAIL REPORT                       PAGE 1
- --------------- --------------- --------------- --------------- ---------------
INVESTOR : B01   SALOMON SERIES
CATEGORY : 001
POOL NO   : 94- 001              INV PERCT : 100.00
LAST C/OFF: 04/30/96        ODD CLT/INV:( : )           ALPHA CODE: SASC

PIF DAY PIF PIF CRT RMT PASS TRK ADD PL IND POOL USE S50Y T62C LOAN DEF RMT YR INT RATE ADJ CAL THRU BAL NEW TP LN ID RES SORT RECP ADV INT C/O N/A MON
00.00000 Y LN 00.00000 Y N CD Y PVT N L N NO NO


- --------------- --------------- --------------- --------------- --------------- --------------- --------------------  ------------
LOAN NO     INT RATE   S-FEE   YIELD        P&I CON     BEG SCHED PRIN BAL   SCHED PRIN   SCH NET INT      BUYDOWN     REMITTANCE
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----- ------------
          INV LOAN NO   DUE DT     BEGIN PRIN BAL       END PRIN BAL     PRIN COLL        INT COLL  SER- FEE COLL
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1063912       07.500  00.475  07.025       1,835.44         255,384.67       239.29      1,495.06         0.00        1,734.35
         0001063912 06/01/96         255,622.47       255,384.67       237.80        1,597.64        101.18
                                                                              ENDING SCH BALANCE      255,145.38
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1105675       07.625  00.600  07.025       2,477.28         343,454.63       294.91      2,010.64         0.00        2,305.55
         0001105675 06/01/96         343,747.68       343,454.63       293.05        2,184.23        171.87
                                                                              ENDING SCH BALANCE      343,159.72
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1106900       07.875  00.850  07.025       3,172.18         429,349.13       354.58      2,513.48         0.00        2,868.06
         0001106900 06/01/96         429,701.39       429,349.13       352.26        2,819.92        304.37
                                                                              ENDING SCH BALANCE      428,994.55
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1115185       07.500  00.475  07.025       1,678.12         233,817.50       216.76      1,368.81         0.00        1,585.57
         0001115185 06/01/96         234,032.91       233,817.50       215.41        1,462.71         92.64
                                                                              ENDING SCH BALANCE      233,600.74
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1126430       08.250  01.225  07.025       1,878.17         243,716.03       202.62      1,426.75         0.00        1,629.37
         0001126430 06/01/96         243,917.27       243,716.03       201.24        1,676.93        249.00
                                                                              ENDING SCH BALANCE      243,513.41
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1176732       07.250  00.225  07.025       1,466.68         209,682.96       199.85      1,227.52         0.00        1,427.37
         0001176732 06/01/96         209,881.61       209,682.96       198.65        1,268.03         39.35
                                                                              ENDING SCH BALANCE      209,483.11
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1192779       07.500  00.475  07.025       2,097.65         293,735.41       261.80      1,719.58         0.00        1,981.38
         0001192779 06/01/96         293,995.59       293,735.41       260.18        1,837.47        116.37
                                                                              ENDING SCH BALANCE      293,473.61
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1197276       07.250  00.225  07.025       1,412.11         197,725.33       217.52      1,157.52         0.00        1,375.04
         0001197276 06/01/96         197,941.54       197,725.33       216.21        1,195.90         37.11
                                                                              ENDING SCH BALANCE      197,507.81
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------
1210702       07.625  00.600  07.025       2,412.50         334,476.17       287.18      1,958.08         0.00        2,245.26
         0001210702 06/01/96         334,761.54       334,476.17       285.37        2,127.13        167.38
                                                                              ENDING SCH BALANCE      334,188.99
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ----  ------------



T4721-62C        N O R W E S T  M O R T G A G E ,  I N C .
                            MONTHLY ACCOUNTING REPORT
   SALOMON SERIES             POOL NUMBER : 94-001       CUT-OFF DATE : 05/31/96
                              REPORTING MONTH : MAY
                              SELLER- SERVICER NUMBER :
                              INVESTOR / CATEGORY : B01/001

- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
SECTION 1 - MORTGAGE ADMINISTRATION
- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
POOL ACTIVITY THIS MONTH                     TOTAL NUMBER     CONSTANT P&I      INTEREST             PRINCIPAL
A.  1.  BEGINNING BALANCES                           664      1,393,817.10                        187,788,078.91
    2.  LOANS ADDED
B.  1.  INSTALLMENT COLLECTIONS                                                 1,237,459.54          169,002.66
    2.  ADDITIONAL PRIN COLLECTIONS                                                                    61,154.89
    3.  LIQUIDATION-IN- FULL                           6         15,477.91        14,581.98         2,035,456.32
C.  OTHER (+ OR -) ATTACH EXPLANATION                                              4,013.34
D.  ENDING BALANCES                                  658      1,378,339.19     1,256,054.86       185,522,465.04
- --------------- --------------- --------------- --------------- --------------- --------------- ---------------

E.  TOTAL NUMBER           - INSTALLMENTS DELINQUENT -     INTEREST         PRINCIPAL
     DELINQUENT  PERCENT-DELQ  ONE  TWO  THREE+ FORC R.E.O.  F. AMOUNT PPD       184,975.55       25,581.25       H. SER-FEE
          7      1.06           7    0      0     2          G. AMOUNT DELQ       44,608.06        4,579.36       130,920.28
- --------------- --------------- --------------- --------------- --------------- --------------- ---------------   ----------

SECTION 2 - SCH MORTGAGE INSTALLMENTS     WTD AVG NOTE RATE   7.84122 %
- -------------------------------------------------------------------------------
 A.  CONSTANT         B.  INTEREST     C. SCHEDULED PRINCIPAL  (LINE A - B)
1,393,817.10         1,226,103.91                              167,713.19

SECTION 3 - SCHEDULE OF PAYMENTS

                                                                  D. OTHER (+ OR -)        E. TOTAL PRIN DISTRIBUTION AMOUNT
A. SCHEDULED PRIN      B. ADDITIONAL PRIN     C. LIQUIDATIONS     (ATTACH EXPLANATION)              ( A THRU D )
    167,713.19                61,154.89          2,035,130.42            1,727.11-                       2,262,271.39
F. INTEREST DISTRIBUTION AMOUNT                                                                          1,098,474.35
G. ADJUSTMENT FOR INTEREST ON LIQUIDATIONS                                                                       0.00
H. LESS PAYOFFS PREVIOUSLY REMITTED                                                                              0.00
I. LESS BUYDOWN FUNDS                                                                                            0.00
J. TOTAL DISTRIBUTION AMOUNT (PRINCIPAL AND INTEREST)                                                    3,360,745.74

- --------------- --------------- --------------- --------------- ---------------
SECTION 4 - SECURITY BALANCES
- --------------- --------------- --------------- --------------- ---------------
A. BEGINNING AGGREGATE SECURITY BALANCE                          187,639,753.19
B. PRINCIPAL DISTRIBUTION AMOUNT (SECTION 3 - TOTAL PRINCIPAL)     2,262,271.39-
C. ENDING AGGREGATE SECURITY BALANCE                              185,377,481.80
- --------------- --------------- ---------------   ----------------- ------------
SECTION 5 - CUSTODIAL ACCOUNTS
- --------------- --------------- ---------------   ---------------- ------------

                         A. NAME AND ADDRESS OF CUSTODIAL BANKS  ACCOUNT NUMBER(S)
PRINCIPAL & INTEREST        SALOMON SERIES 94-9 P&I         NORWEST BANK IOWA, N.A.      7083232

TAXES AND INSURANCE         SALOMON SERIES 94-9 T&I         NORWEST BANK IOWA, N.A.      7083240

B. STATUS OF CUSTODIAL FUNDS AT CUT-OFF

1. TAX & INSURANCE        615,827.69 2. PRINCIPAL & INTEREST        2,258,210.16    3. OTHER

T4721-62B        N O R W E S T  M O R T G A G E ,  I N C .            05/31/96
                                                             LOANS ADDED REPORT
                                                                 PAGE NO:     1



                      FOR MONTH ENDING 05/96   PREPARED BY : INVESTOR ACCOUNTING
SELLER-SERVICER NUMBER:
SELLER-SERVICER NAME  :
                        405 SW FIFTH         INVESTOR: 155
                        DES MOINES, IA 50328
                        (800) 288-3212         POOL NUMBER :

- --------------- --------------- --------------- --------------- --------------- -----------------
PASS-THRU   NOTE   INVESTOR  SELL-SERV        PURCHASE         1ST
  RATE      RATE   LOAN NUM  LOAN NUM    CAT  PRINCIPAL BALANCE          P & I   INSTALLMENT DATE
- --------------- --------------- --------------- --------------- --------------- -----------------
 7.00000   7.25000  0001588640    1588640    004   512,784.75       3,523.45       06/01/96
 7.87500   8.12500  0001826455    1826455    004   564,409.45       4,250.06       06/01/96
 7.75000   8.00000  0001877794    1877794    004    38,816.02         491.83       06/01/96
 8.50000   8.75000  0001894442    1894442    004    63,336.13         503.49       06/01/96
 7.37500   7.62500  0001895320    1895320    004   416,155.69       2,958.58       06/01/96
 8.25000   8.50000  0001914833    1914833    004   121,939.91         947.31       06/01/96
 7.12500   7.37500  0001932884    1932884    004   996,148.31       6,906.76       06/01/96
 7.87500   8.12500  0002000976    2000976    004   267,608.24       2,004.75       06/01/96
 7.62500   7.87500  0002001280    2001280    004   238,122.34       1,740.17       06/01/96
 7.75000   8.00000  0002002254    2002254    004   173,166.16       1,276.76       06/01/96
 7.87500   8.12500  0002003969    2003969    004    86,848.57         649.69       06/01/96
 7.62500   7.87500  0002008026    2008026    004   241,997.68       1,790.24       06/01/96
 7.62500   7.87500  0002010046    2010046    004   178,538.42       1,301.87       06/01/96
 7.11500   7.62500  0002014674    2014674    004   254,693.44       1,815.50       06/01/96
 7.24000   7.75000  0002018428    2018428    004   284,885.57       2,046.79       06/01/96
 7.62500   7.87500  0002025307    2025307    004   102,916.18         749.36       06/01/96
 8.00000   8.25000  0002025544    2025544    004   227,112.52       1,712.89       06/01/96
 6.25000   6.50000  0002030308    2030308    004   135,079.93         857.72       06/01/96
 7.00000   7.25000  0002039171    2039171    004   323,455.61       2,217.08       06/01/96
 7.50000   7.75000  0002039648    2039648    004   117,691.29         846.80       06/01/96
 6.62500   6.87500  0002043255    2043255    004   213,090.70       1,405.83       06/01/96
 7.00000   7.25000  0002045409    2045409    004   330,688.76       2,264.83       06/01/96
 7.00000   7.25000  0002045538    2045538    004   372,523.48       2,551.34       06/01/96
 7.12500   7.37500  0002048475    2048475    004   298,844.50       2,072.03       06/01/96
 7.36500   7.87500  0002052324    2052324    004   262,767.47       1,910.56       06/01/96
 7.12500   7.37500  0002053355    2053355    004   241,505.82       1,673.17       06/01/96
 7.00000   7.25000  0002053732    2053732    004   313,011.25       2,142.04       06/01/96
 7.00000   7.25000  0002054284    2054284    004   214,698.98       1,470.44       06/01/96
 7.87500   8.12500  0002054676    2054676    004   234,378.83       1,744.87       06/01/96
 7.12500   7.37500  0002056825    2056825    004   211,980.35       1,469.76       06/01/96
 7.12500   7.37500  0002057804    2057804    004   326,992.41       2,265.42       06/01/96
 6.75000   7.00000  0002061285    2061285    004   398,676.97       2,661.21       06/01/96
 7.25000   7.50000  0002061515    2061515    004   638,082.19       4,474.98       06/01/96
 7.25000   7.50000  0002061989    2061989    004   259,128.28       1,817.96       06/01/96
 7.62500   7.87500  0003039206    3039206    004   120,239.20         893.29       06/01/96
 7.87500   8.12500  0003066570    3066570    004   190,536.16       1,425.60       06/01/96
 8.11500   8.62500  0003078508    3078508    004   82,689.49          647.51       06/01/96

T4721-62A        N O R W E S T  M O R T G A G E ,  I N C .       05/31/96
                                                      LOAN ACTIVITY REPORT
     SALOMON SERIES                                         PAGE NO:     1



          FOR MONTH ENDING 05/96           PREPARED BY : MASTER SERVICING
SELLER-SERVICER
NUMBER:
SELLER-SERVICER NAME  : N O R W E S T  M O R T G A G E ,  I N C
                        405 SW FIFTH               INVESTOR/CATEGORY: B01/001
                        DES MOINES, IA 50328
                        (800) 288-3212              POOL NUMBER : 94-001

- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
  NOTE    YIELD  SELL-SER     INVESTOR   LPI   UNPAID     - REMITTANCE AMT  -  ACT   ACT     OTHER    BUYDOWN
  RATE     RATE  LOAN-NO      LOAN-NO  DATE    PRIN-BAL     SCH-INT   SCH- PRIN  CDE   DATE         P&I       FEE    FUNDS
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
 7.87500  7.02500    925223     0000925223 05/96     424,951.91    2487.74      923.73           3712.48       .00        .00
 7.50000  7.02500    1063912    0001063912 05/96     255,384.67    1495.06      239.29           1835.44       .00        .00
 7.62500  7.02500    1105675    0001105675 05/96     343,454.63    2010.64      294.91           2477.28       .00        .00
 7.87500  7.02500    1106900    0001106900 05/96     429,349.13    2513.48      354.58           3172.18       .00        .00
 7.50000  7.02500    1115185    0001115185 05/96     233,817.50    1368.81      216.76           1678.12       .00        .00
 8.25000  7.02500    1126430    0001126430 05/96     243,716.03    1426.75      202.62           1878.17       .00        .00
 7.25000  7.02500    1176732    0001176732 05/96     209,682.96    1227.52      199.85           1466.68       .00        .00
 7.50000  7.02500    1192779    0001192779 05/96     293,735.41    1719.58      261.80           2097.65       .00        .00
 7.25000  7.02500    1197276    0001197276 05/96     197,725.33    1157.52      217.52           1412.11       .00        .00
 7.62500  7.02500    1210702    0001210702 05/96     334,476.17    1958.08      287.18           2412.50       .00        .00
 7.50000  7.02500    1211284    0001211284 05/96     242,888.09    1421.91      229.99           1748.04       .00        .00
 8.87500  7.02500    1218369    0001218369 05/96     214,507.66    1255.76      145.66           1732.12       .00        .00
 7.50000  7.02500    1222550    0001222550 05/96     213,092.15    1249.82      189.96           1524.29       .00        .00
 8.12500  7.02500    1228150    0001228150 05/96     261,088.67    1528.46      204.29           1972.08       .00        .00
 7.37500  7.02500    1229092    0001229092 05/96     440,378.41    2578.05      401.55           3108.04       .00        .00
 7.25000  7.02500    1229697    0001229697 05/96     230,280.42    1348.10      211.84           1603.12       .00        .00
 7.25000  7.02500    1229732    0001229732 05/96     267,613.21    1568.70      325.27           1944.21       .00        .00
 7.62500  7.02500    1246557    0001246557 05/96     207,593.54    1215.29      178.26           1497.34       .00        .00
 7.37500  7.02500    1247712    0001247712 05/96     301,961.01    1767.73      285.30           2141.10       .00        .00
 7.62500  7.02500    1250993    0001250993 05/96     334,798.06    1966.03      343.33           2477.28       .00        .00
 7.62500  7.02500    1257201    0001257201 05/96     304,693.34    1783.73      261.63           2197.70       .00        .00
 7.62500  7.02500    1262565    0001262565 05/96     215,885.68    1263.83      185.38           1557.15       .00        .00
 7.87500  7.02500    1263538    0001263538 05/96     292,164.28    1710.38      257.88           2175.21       .00        .00
 7.75000  7.02500    1265295    0001265295 05/96     244,813.56    1433.18      209.94           1791.03       .00        .00
 7.75000  7.02500    1271571    0001271571 05/96     213,900.99    1252.21      194.67           1576.11       .00        .00
 7.75000  7.02500    1275150    0001275150 05/96     223,460.19    1308.17      190.24           1633.42       .00        .00
 7.25000  7.02500    1275319    0001275319 05/96     276,082.42    1616.23      255.74           1923.74       .00        .00
 7.75000  7.02500    1277432    0001277432 06/96     323,153.58    1893.41      275.36           2364.17       .00        .00
 7.62500  7.02500    1278468    0001278468 05/96     217,506.76    1274.49      209.19           1592.54       .00        .00
 7.25000  7.02500    1283428    0001283428 05/96     220,864.25    1293.85      215.98           1551.27       .00        .00
 8.12500  7.02500    1285314    0001285314 05/96     238,700.69    1397.39      188.07           1804.27       .00        .00
 7.50000  7.02500    1291255    0001291255 05/96     216,582.01    1267.91      198.62           1552.26       .00        .00
 7.75000  7.02500    1307122    0001307122 05/96     206,973.62    1211.66      174.93           1511.63       .00        .00
 7.25000  7.02500    1307282    0001307282 05/96     471,298.83    2762.51      559.90           3410.89       .00        .00
 7.62500  7.02500    1318951    0001318951 05/96     235,788.09    1380.35      202.59           1700.83       .00        .00
 7.50000  7.02500    1321322    0001321322 05/96     248,553.70    1455.17      229.43           1783.00       .00        .00
 8.00000  7.02500    1322632    0001322632 05/96     212,325.98    1242.99      198.78           1614.29       .00        .00

S4721-215        N O R W E S T  M O R T G A G E ,  I N C .            05/31/96
                 CONSOLIDATION OF REMITTANCE REPORTS                PAGE    1

                       INTEREST RATE .99999990   SERVICE FEE .99999990  STATE

                       SALOMON SERIES            INVESTOR B01     CATEGORY 001

- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
     OUR       INVESTOR    DATE   PMT   DATE                               SERVICE   NET    DEPOSITED PRINCIPAL  LATE  OTHER
   LOAN NO     LOAN NO     PAID    NO   DUE   ESCROW    PRINCIPAL INTEREST  FEE   INTEREST  /REMITTED  BALANCE    CHG
TRUST      P&I CONSTANT   ANN INT RATE   SER FEE RATE
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
   925223     0000925223 05- 13-96  29 05- 01-96            917.71  2794.77  301.66  2493.11  3410.82
424951.91
           3712.48 .0787500       .0085000
   1063912    0001063912 05- 06-96  34 05- 01-96            237.80  1597.64  101.18  1496.46  1734.26
255384.67
           1835.44 .0750000       .0047500
   1105675    0001105675 05- 06-96  25 05- 01-96            293.05  2184.23  171.87  2012.36  2305.41
343454.63
           2477.28 .0762500       .0060000
   1106900    0001106900 05- 06-96  26 05- 01-96            352.26  2819.92  304.37  2515.55  2867.81
429349.13
           3172.18 .0787500       .0085000
   1115185    0001115185 05- 06-96  39 05- 01-96  263.01    215.41  1462.71   92.64  1370.07  1585.48
233817.50
           1678.12 .0750000       .0047500
   1126430    0001126430 05- 14-96  36 05- 01-96  564.37    201.24  1676.93  249.00  1427.93  1629.17
243716.03
           1878.17 .0825000       .0122500
   1176732    0001176732 05- 15-96  31 05- 01-96            198.65  1268.03   39.35  1228.68  1427.33
209682.96
           1466.68 .0725000       .0022500
   1192779    0001192779 05- 06-96  27 05- 01-96            260.18  1837.47  116.37  1721.10  1981.28
293735.41
           2097.65 .0750000       .0047500
   1197276    0001197276 05- 02-96  53 05- 01-96  171.37    216.21  1195.90   37.11  1158.79  1375.00
197725.33
           1412.11 .0725000       .0022500
   1210702    0001210702 05- 22-96  25 06- 01-96  110.78    3344      76.17
           2412.50 .0762500       .0060000
   1210702    0001210702 05- 13-96  25 05- 01-96  958.79-   334      476.17
   1210702    0001210702 05- 13-96  25 05- 01-96  958.79    285.37  2127.13  167.38  1959.75  2245.12
334476.17
   1211284    0001211284 05- 06-96  32 05- 01-96   19.08-   2428     88.09
           1748.04 .0750000       .0047500
   1211284    0001211284 05- 06-96  32 05- 01-96  385.94    228.56  1519.48  96.23  1423.25   1651.81
242888.09
   1222550    0001222550 05- 10-96  26 05- 01-96  788.00    2136      80.93
           1524.29 .0750000       .0047500
   1222550    0001222550 05- 16-96  27 05- 01-96  142.32-   2134      92.15
   1222550    0001222550 05- 16-96  27 05- 01-96  142.32    188.78  1335.51  84.58  1250.93   1439.71
213492.15
   1222550    0001222550 05- 16-96  30 06- 01-96            400.00          400.00   2130        92.15
   1228150    0001228150 05- 06-96  25 05- 01-96  159.52-   26108      8.67
           1972.08 .0812500       .0110000
   1228150    0001228150 05- 06-96  25 05- 01-96  363.21    202.92  1769.16  239.52  1529.64  1732.56
                                                                                     26108       8.67
   1229092    0001229092 05- 15-96  27 06- 01-96 1530.01    440      378.41
           3108.04 .0737500       .0035000
   1229092    0001229092 05- 13-96  27 05- 01-96  385.25    399.10  2708.94  128.56  2580.38  2979.48
440378.41
   1229697    0001229697 05- 06-96  25 05- 01-96  443.19    210.57  1392.55  43.22   1349.33   1559.90
230280.42
           1603.12 .0725000       .0022500
   1229732    0001229732 05- 01-96  81 05- 01-96  558.50    323.31  1620.90  50.30   1570.60   1893.91
267963.21
           1944.21 .0725000       .0022500
   1229732    0001229732 05- 01-96  83 06- 01-96            350.00           350.00  2676        13.21
   1246557    0001246557 05- 09-96  25 05- 01-96  324.42    177.13  1320.21  103.89  1216.32   1393.45
   207593.54    1497.34 .0762500       .0060000

S4721-214        N O R W E S T  M O R T G A G E ,  I N C .       05/31/96
                SUMMARY OF PAID IN FULL REMITTANCE REPORT PAGE 1

                       INTEREST RATE .99999990  SERVICE FEE .99999990  STATE

SALOMON SERIES             INVESTOR B01     CATEGORY  001

- --------------- --------------- --------------- --------------- --------------- ---------------  --------------- ------------
                INVESTOR DATE        PMT                                 SERVICE    NET     DEPOSITED  PRINCIPAL   LATE  OTHER
 OUR LOAN NO     LOAN NO     PAID    NO     ESCROW  PRINCIPAL INTEREST    FEE    INTEREST   REMITTED    BALANCE    CHG   TRUST
        P&I CONSTANT   ANN I/R   SF RATE   DATE DUE
- --------------- --------------- --------------- --------------- --------------- --------------- ---------------- ------------
   1336444     0001336444  05- 09-96   23     63.63  290326.45  2418.06  294.70  2123.36  292449.81
           2164.61 .0800000   .0097500   05- 01-96
   1571469     0001571469  05- 17-96   25            219279.52  2072.62  131.27  1941.35  221220.87
           1852.87 .0750000   .0047500   05- 01-96
   1585878     0001585878  05- 31-96   25    206.86  510505.34  3360.24  314.35  3045.89  513551.23
           3725.35 .0775000   .0072500   06- 01-96
   1587912     0001587912  05- 31-96   42    432.55  534978.72  3242.85  153.90  3088.95  538067.67
           3867.78 .0737500   .0035000   06- 01-96
   1594251     0001594251  05- 01-96   24     50.55  234439.49  1517.43  163.79  1353.64  235793.13
           1729.29 .0787500   .0085000   05- 01-96
   1627384     0001627384  05- 31-96   24    205.58  245926.80  1970.78  550.81  1419.97  247346.77
           2138.01 .0975000   .0272500   06- 01-96

CATEGORY TOTAL   6 LOANS          2,035,456.32     1,608.82         2,048,429.48
                                  959.17 14,581.98        12,973.16

S4721-213        N O R W E S T  M O R T G A G E ,  I N C .       05/31/96
              SUMMARY OF CURTAILMENTS MADE REMITTANCE REPORT PAGE 1

                  INTEREST RATE  .9999999  SERVICE FEE  .99999990  STATE

SALOMON SERIES                 INVESTOR B01     CATEGORY   001

- --------------- --------------- --------------- ------- --------------- --------------- --------------- ---------------
                INVESTOR DATE    PMT                                         SERVICE    NET     DEPOSITED  PRINCIPAL   LATE  OTHER
 OUR LOAN NO     LOAN NO     PAID    NO     ESCROW       PRINCIPAL INTEREST    FEE   INTEREST   /REMITTED   BALANCE    CHG   TRUST
        P&I CONSTANT   ANN I/R   SF RATE   DATE DUE
- --------------- --------------- --------------- ------- --------------- --------------- --------------- ---------------
   1222550     0001222550  05- 16-96   30       400.00                               400.00   213,092.15
           1524.29 .0750000   .0047500   05- 01-96
   1229732     0001229732  05- 01-96   83       350.00                               350.00   267,613.21
           1944.21 .0725000   .0022500   05- 01-96
   1250993     0001250993  05- 07-96   52       1036.55                             1036.55   334,798.06
           2477.28 .0762500   .0060000   05- 01-96
   1278468     0001278468  05- 16-96   30       200.00                               200.00   217,506.76
           1592.54 .0762500   .0060000   05- 01-96
   1283428     0001283428  05- 06-96   32       148.73                               148.73   220,864.25
           1551.27 .0725000   .0022500   05- 01-96
   1307282     0001307282  05- 09-96   78       589.11                               589.11   471,298.83
           3410.89 .0725000   .0022500   05- 01-96
   1318951     0001318951  05- 06-96   25       .59                                     .59   235,788.09
           1700.83 .0762500   .0060000   05- 01-96
   1321322     0001321322  05- 06-96   32       17.00                                 17.00   248,553.70
           1783.00 .0750000   .0047500   05- 01-96
   1347108     0001347108  05- 31-96   35       184.47                               184.47   260,600.88
           1946.43 .0787500   .0085000   06- 01-96
   1347108     0001347108  05- 07-96   34       184.47                               184.47   261,018.84
           1946.43 .0787500   .0085000   05- 01-96
   1363214     0001363214  05- 31-96   27       108.72                               108.72   268,414.46
           2229.36 .0912500   .0210000   06- 01-96
   1389965     0001389965  05- 01-96   25       100.00                               100.00   214,863.44
           1538.28 .0750000   .0047500   05- 01-96
   1397047     0001397047  05- 06-96   26       200.00                               200.00   292,028.34
           2201.30 .0800000   .0097500   05- 01-96
   1403332     0001403332  05- 10-96   26       12.88                                 12.88   220,372.78
           1572.54 .0750000   .0047500   05- 01-96
   1409628     0001409628  05- 10-96   34       400.00                               400.00   389,791.12
           2796.86 .0750000   .0047500   05- 01-96
   1435725     0001435725  05- 02-96   38       61.53                                 61.53   214,189.58
           1538.47 .0737500   .0035000   05- 01-96
   1455089     0001455089  05- 22-96   45       250.00                               250.00   215,056.81
           1553.33 .0737500   .0035000   05- 01-96
   1455264     0001455264  05- 31-96   30       170.00                               170.00   237,615.53
           1929.44 .0887500   .0185000   06- 01-96
   1455264     0001455264  05- 01-96   29       165.00                               165.00   237,955.09
           1929.44 .0887500   .0185000   05- 01-96
   1458671     0001458671  05- 09-96   35       1000.00                              1000.00  310,060.10
           2210.17 .0737500   .0035000   05- 01-96
   1480233     0001480233  05- 06-96   27       50.00                                  50.00  350,774.14
           2455.84 .0725000   .0022500   05- 01-96
   1481419     0001481419  05- 15-96   26       40.21                                  40.21  441,153.87

T4721-62E          NORWEST MORTGAGE, INC.                           05/31/96
                     LIQUIDATION REPORT                          PAGE NO: 1

NORWEST MORTGAGE, INC.   MASTER SERVICING        05/09/96
SELLER-SERVICER NAME             CONTACT          LIQ DATE

  0001336444     B01-001          05/09/96
INVESTOR LOAN NO    SELL- SERV-NO     INV/CAT     PHONE NUMBER     DATE PAID

   8.00000       7.02500          2,164.61         0.00
  NOTE RATE      CONTRACT RATE    MONTHLY P&I PAYMENT     FULL AMOUNT RECEIVED
- --------------- --------------- --------------- --------------- ---------------
LPI-DATE       P-I CON  INT RATE     INT DUE         PRIN DUE         PRIN-BAL
- --------------- --------------- --------------- --------------- ---------------
   LOAN NUMBER :    1336444     TRAN 081         DAYS IN YEAR: 365
   LAST-CUT- OFF: 04/30/96    ODD CLT/INV: ( / )
   04/96      2,164.61   8.00000          290,326.45
   05/96      2,164.61   8.00000    1,935.51         229.10        290,097.35

            ENDING PRINCIPAL BALANCE          290,097.35
            TOTAL INTEREST DUE     1,698.28
            TOTAL AMOUNT DUE       291,795.63

S4721-238        N O R W E S T  M O R T G A G E ,  I N C .            05/31/96
               MONTHLY REPORT OF LOANS PAID IN ADVANCE               PAGE    1


                INTEREST RATE   .0000000       SERVICE FEE   .000000    STATE

                    INVESTOR S01     CATEGORY 001

- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
    OUR       INVESTOR  INVESTOR  SHORT     DUE  NEXT    TRUST            PRINCIPAL      P&I    - - - ADVANCE- - - - -
  LOAN NO     BANK CAT  LOAN NO    NAME    DATE  NO.     BALANCE  DESC    BALANCE      CONSTANT INTEREST  PRINCIPAL    REMARKS
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
   3033745    S01 001 0003033745 ORTEGA   06-01- 96   8           250.30     206.63      43.67
                                          07- 01-96   9    388.98  ESC      41,629.63
                                                 LOAN TOTAL        1  PAYMENTS         250.30
   3125441    S01 001 0003125441 GUSE  06-01-96   8     475.61     390.99      84.62
                                          07- 01-96   9    430.28  ESC      78,717.68
                                                 LOAN TOTAL        1  PAYMENTS         475.61
   3153416    S01 001 0003153416 STOFFERA 06-01- 96   9           428.17     353.10      75.07
                                          07- 01-96  10    658.46  ESC      71,137.52
                                                 LOAN TOTAL        1  PAYMENTS         428.17
   3164679    S01 001 0003164679 SENESCAL 06-01- 96   9           298.19     245.90      52.29
                                          07- 01-96  10    567.71  ESC      49,540.57
                                                 LOAN TOTAL        1  PAYMENTS         298.19
   3186785    S01 001 0003186785 MILLER   06-01- 96   7           240.85     199.03      41.82
                                          07- 01-96   8    379.38  ESC      40,099.09
                                                 LOAN TOTAL        1  PAYMENTS         240.85
   3224842    S01 001 0003224842 PAGE  06-01-96   9     278.48     228.64      49.84
                                          07- 01-96  10    372.97  ESC      46,062.59
                                                 LOAN TOTAL        1  PAYMENTS         278.48
   3225995    S01 001 0003225995 KRESS    06-01- 96   9           286.86     236.56      50.30
                                          07- 01-96  10    340.90  ESC      47,659.12
                                                 LOAN TOTAL        1  PAYMENTS         286.86
   3230143    S01 001 0003230143 RINK  06-01-96   7     293.90     242.81      51.09
                                          07- 01-96   8    178.85  ESC      48,918.45
                                                 LOAN TOTAL        1  PAYMENTS         293.90
   3235999    S01 001 0003235999 BURKE    06-01- 96   9           283.00     233.38      49.62
                                          07- 01-96  10    316.46  ESC      47,018.12
                                                 LOAN TOTAL        1  PAYMENTS         283.00
   3239243    S01 001 0003239243 FOGELSON 06-01- 96   9           333.78     275.25      58.53
                                          07- 01-96  10    500.88  ESC      55,454.51
                                                 LOAN TOTAL        1  PAYMENTS         333.78
   3248180    S01 001 0003248180 POPPENGA 06-01- 96   9           216.16     178.04      38.12
                                          07- 01-96  10    326.79  ESC      35,868.14
                                                 LOAN TOTAL        1  PAYMENTS         216.16
   3250713    S01 001 0003250713 REIMER   06-01- 96   7           359.89     297.41      62.48
                                          07- 01-96   8        59,919.02
                                                 LOAN TOTAL        1  PAYMENTS         359.89
   3256218    S01 001 0003256218 ENGLUND  06-01- 96   8           385.06     317.86      67.20
                                          07- 01-96   9    508.15  ESC      64,036.23
                                                 LOAN TOTAL        1  PAYMENTS         385.06
   3257932    S01 001 0003257932 GEORGE   06-01- 96  10           222.56     183.47      39.09
                                          07- 01-96  11    327.36  ESC      36,963.91
                                                 LOAN TOTAL        1  PAYMENTS         222.56
   3274616    S01 001 0003274616 ZIRPEL   06-01- 96   9           493.90     407.64      86.26
                                          07- 01-96  10    292.17  ESC      82,127.54
                                                 LOAN TOTAL        1  PAYMENTS         493.90



S4721-237        N O R W E S T  M O R T G A G E ,  I N C .       05/31/96
                  MONTHLY REPORT OF DELINQUENTS S/D             PAGE    1


               INTEREST RATE   .0000000    SERVICE FEE   .00000000     STATE

                      INVESTOR S01     CATEGORY 001

- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
     OUR      INV CAT INVESTOR    MORTGAGOR    DUE     NEXT   PRINCIPAL     TRUST        PRIN-INT         DELINQUENT       HUD
   LOAN NO             LOAN NO        NAME     DATE     NO     BALANCE     BALANCE       CONSTANT     PRINCIPAL  INTEREST
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
   3263294    S01 001 0003263294 DR GRAFF    05-01- 96    7     37,082.84     176.22 ESC     222.56        38.69      183.87
   3295077    S01 001 0003295077 DA ARDRY    05-01- 96    4     43,239.45     139.75 ESC     258.92        44.52      214.40
   3023813    S01 001 3023813    MJ IRVINE   05- 01-96   10     44,386.60     267.16          47.08       220.08
   3091389    S01 001 3091389    AT SCHAFER  05- 01-96   10     74,611.70     111.99 ESC     449.09        79.14      369.95

CATEGORY TOTAL    4   LOANS      199,320.59  1,197.73           988.30
                                                                              427.96         209.43

P4721-139        N O R W E S T  M O R T G A G E ,  I N C .         05/31/96
                 MONTHLY STATEMENT OF MORTGAGE ACCOUNTS           PAGE     1


                 INTEREST RATE  .9999999  SERVICE FEE  .99999990   STATE

SALOMON SERIES                 INVESTOR B01     CATEGORY  001

- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
              INVESTOR INVESTOR    SHORT     DUE   NEXT TRUST BAL/  PRINCIPAL      P&I     ----- DELINQUENT---- ------ADVANCE--
 OUR LOAN NO  BANK CAT  LOAN NO      NAME     DATE   NO  INT PAID TO  BALANCE     CONSTANT  INTEREST  PRINCIPAL INTEREST
  PRINCIPAL                ANN INT        SF- RATE
- --------------- --------------- --------------- --------------- --------------- --------------- --------------- ---------------
   925223      B01 001 0000925223 OSTRANDE  06- 01-96  29        424,951.91   3712.48
              .0787500 .00850000

   1063912     B01 001 0001063912 SHOWALTE  06- 01-96  34        255,384.67   1835.44
              .0750000 .00475000

   1105675     B01 001 0001105675 YERRINGT  06- 01-96  25        343,454.63   2477.28
              .0762500 .00600000

   1106900     B01 001 0001106900 BLASLAND  06- 01-96  26        429,349.13   3172.18
              .0787500 .00850000

   1115185     B01 001 0001115185 TUCHLER   06- 01-96  39            620.24
     ES                233,817.50 1678.12   .0750000             .00475000

   1126430     B01 001 0001126430 BIRNEY    06- 01-96  36        992.22
     ES                243,716.03 1878.17
              .0825000 .01225000

   1176732     B01 001 0001176732 KILROY    06- 01-96  31        209,682.96   1466.68
              .0725000 .00225000

   1192779     B01 001 0001192779 WHITSON   06- 01-96  27        293,735.41   2097.65
              .0750000 .00475000

   1197276     B01 001 0001197276 VANACOUR  06- 01-96  53        437.08
     ES        197,725.33         1412.11   .0725000             .00225000

   1210702     B01 001 0001210702 ORLANDO   06- 01-96  25        638.41
     EA        334,476.17         2412.50   .0762500             .00600000

   1211284     B01 001 0001211284 RICKARDS  06- 01-96  32        366.86
     ES        242,888.09         1748.04   .0750000             .00475000

   1218369     B01 001 0001218369 COATES    06- 01-96  25        214,507.66   1732.12
              .0887500 .01850000

   1222550     B01 001 0001222550 MOE       06-01-96   30            645.68
     EA        213,092.15         1524.29   .0750000              .00475000

   1228150     B01 001 0001228150 ERNSKY    06- 01-96  25    203.69
     ES        261,088.67         1972.08   .0812500              .01100000


                                    EXHIBIT H


                               FORM OF CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of May 23, 1996, by and among THE CHASE MANHATTAN BANK, N.A., not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST MORTGAGE, INC., (together with any successor in interest, the "Seller" and together with any successor as master servicer under the Pooling and Servicing Agreement referred to below, the "Master Servicer"), SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. (the "Depositor") and NORWEST BANK MINNESOTA, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                             W I T N E S S T H A T:

                  WHEREAS, the Master Servicer, the Trustee and the Depositor have entered into a Pooling and Servicing Agreement, dated as of May 1, 1996, relating to the issuance of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Master Servicer under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and the related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 and 2.03(d) of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer, the Depositor and the Trustee.

                  Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Seller as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer, the Depositor and the Trustee.

                  Section 2.5. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and the Custodian by a certification of a Servicing Officer in the form of Exhibit A (which certification may be given electronically and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been or will be so deposited) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Custodian shall promptly release the related Mortgage File to the Master Servicer.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Master Servicer and delivery to the Custodian of a Request for Release in the form of Exhibit B (which may be transmitted electronically), release the related Mortgage File to the Master Servicer, and the Custodian, at the direction of the Master Servicer, shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation

Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Custodian to the Master Servicer.

                  Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodial File that is delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. CUSTODIAN MAY OWN CERTIFICATES. The Custodian, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.3. DEPOSITOR TO PAY CUSTODIAN'S FEES AND EXPENSES. The Depositor covenants and agrees to pay to the Custodian, from time to time, and the Custodian shall be entitled to reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Depositor will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this

Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.4. CUSTODIAN MAY RESIGN; TRUSTEE OR DEPOSITOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer, the Depositor and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the resigning custodian and to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no Successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee, or the Depositor with the consent of the Trustee, may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.6.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller, the Master Servicer and the Custodian of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller, the Master Servicer and the Custodian.

                  Section 3.5. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.6. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodial File.

                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.l. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram, telex or facsimile, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                        THE CHASE MANHATTAN BANK, N.A.
                                        as Trustee
Address:
                                        By:
4 Chase Manhattan Center, 3rd Floor     Name:
Brooklyn, New York  11245               Title:



                                        NORWEST BANK MINNESOTA, N.A.
                                        as Custodian
Address:
                                        By:
1015 10th Avenue, S.E.                  Name:
Minneapolis, Minnesota  55414           Title:



                                        NORWEST MORTGAGE, INC.
                                        as Seller and Master Servicer
Address:
                                        By:
405 S.W. 5th Street                     Name:
Des Moines, Iowa 50309-4626             Title:



                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.
                                        as Depositor
Address:
                                        By:
Seven World Trade Center                Name:
New York, New York 10048                Title:

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                  On the ____ day of May, 1996 before me, a notary public in and for said State, personally appeared _________________________________, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     --------------------------------
                                               Notary Public


[Notarial Seal]

STATE OF   )
           ) ss.:
COUNTY OF  )


                  On the ____ day of May, 1996 before me, a notary public in and for said State, personally appeared __________________________________________, known to me to be a ___________________________________ of Norwest Mortgage,
Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     --------------------------------
                                               Notary Public


[Notarial Seal]

STATE OF   )
           ) ss.:
COUNTY OF  )


                  On the ____ day of May, 1996 before me, a notary public in and for said State, personally appeared __________________________________________, known to me to be a ___________________________________ of The Chase Manhattan
Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     --------------------------------
                                               Notary Public


[Notarial Seal]

STATE OF  )
          ) ss.:
COUNTY OF )


                  On the ____ day of May, 1996 before me, a notary public in and for said State, personally appeared __________________________________________, known to me to be a ___________________________________ of Norwest Bank
Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     --------------------------------
                                               Notary Public


[Notarial Seal]

                                    EXHIBIT A


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  Series 1996-2


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET
FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS
FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS (AS THE TERM IS DEFINED IN THE
POOLING AND SERVICING AGREEMENT) DESCRIBED IN THE ATTACHED
SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.

LOAN NUMBER: _______________     BORROWER'S NAME:  ________________

COUNTY:_____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


________________________________                 DATED:_________________

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                    EXHIBIT B


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


LOAN INFORMATION

         Name of Mortgagor:                 _____________________________

         Master Servicer
         Loan No.:                          _____________________________

TRUSTEE/CUSTODIAN

         Name:                              _____________________________

         Address:                           _____________________________

                                            -----------------------------

         Trustee/Custodian
         Mortgage File No.:                 _____________________________

DEPOSITOR

         Name:                              SALOMON BROTHERS MORTGAGE
                                            SECURITIES VII, INC.

         Address:                           _____________________________

                                            -----------------------------

         Certificates:                      Mortgage Pass-Through Certificates,
                                            Series 1996-2.

         The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1996-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 1996, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note, dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _____________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

( )      Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         ___________________ as instrument no. _________ in the County
         Recorder's Office of the County of __________, State of _______________ in book/reel/docket ____________ of official records at page/image
         ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


Date:        , 19__


                                       NORWEST MORTGAGE, INC.

                                       By:
                                       Name:
                                       Title:

                                    EXHIBIT C


                   FORM OF OPINION OF COUNSEL TO THE CUSTODIAN


                                     [Date]


The Chase Manhattan Bank, N.A.
4 Chase Manhattan Center, 3rd Floor
Brooklyn, New York  11245

Salomon Brothers Realty Corp.
Seven World Trade Center
29th Floor
New York, New York 10048

Ladies and Gentlemen:

                  I have acted as counsel to Norwest Bank Minnesota, N.A. (the "Custodian") in connection with the execution and delivery of that certain Custodial Agreement, dated as of May __, 1996 (the "Agreement"), among Norwest Mortgage, Inc. (the "Company"), each of you and the Custodian with respect to certain Mortgage Loans.

                  I have reviewed the Agreement and such other matters as I have deemed appropriate in order to deliver the opinions contained herein.

                  In rendering the opinions expressed below, I have assumed, without any independent investigation or verification of any kind, that each of you and the Company is duly organized, validly existing and in good standing under the laws of the respective jurisdiction of incorporation and has full power and authority to execute, deliver and perform the Agreement, and that the execution, delivery and performance of the Agreement by each of you and the Company has been duly authorized by all requisite corporate action on the part of each of you and the Company and has been duly executed and delivered by each of you and the Company.

                  Based upon the foregoing, it is my opinion that:

                  1. The Custodian is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America with full right, power and authority to enter into, execute and deliver the Agreement. The Custodian is eligible to act as custodian under the terms of the Agreement.

                  2. The Agreement has been duly authorized, executed and delivered by the Custodian and constitutes the legal, valid and binding agreement of and is enforceable against the Custodian in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

                  This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon, except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                       Very truly yours,

                                   EXHIBIT D-1


                FORM OF CUSTODIAN'S PRELIMINARY EXCEPTION REPORT


                                     [Date]


Salomon Brothers Mortgage
Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

Attention: ___________________


[Master Servicer]

[Trustee]

           Re: Custodial Agreement, dated May __, 1996, among Salomon Brothers Mortgage VII, Securities Inc., Norwest Mortgage, Inc., The Chase Manhattan Bank, N.A. and Norwest Bank Minnesota, N.A., Mortgage PASS-THROUGH CERTIFICATES, SERIES 1996-2

Ladies and Gentlemen:

                  Attached is the Custodian's preliminary exceptions in accordance with Section 2.02 of the Pooling and Servicing Agreement.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.


                                       NORWEST BANK MINNESOTA, N.A.


                                       By:
                                       Name:
                                       Title:

                                   EXHIBIT D-2


                    FORM OF CUSTODIAN'S INTERIM CERTIFICATION


                                     [Date]


Salomon Brothers Mortgage
Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

Attention: ___________________


[Master Servicer]

[Trustee]


           Re: Custodial Agreement, dated May __, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Norwest Mortgage, Inc., The Chase Manhattan Bank, N.A. and Norwest Bank Minnesota, N.A., Mortgage PASS-THROUGH CERTIFICATES, SERIES 1996-2


Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-referenced Custodial Agreement and Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that subject to the exceptions noted on the attached report as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the preliminary exception report as not covered by this certification), it has reviewed the Mortgage File and determined that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v) of the Pooling and Servicing Agreement) required to be delivered to it pursuant to the Custodial Agreement and the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(i), (ii), (iii), (v), (vi), (viii), (ix) and (x) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

         The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced the Custodial Agreement and the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section
2.01 of the Pooling and Servicing Agreement.

                                       NORWEST BANK MINNESOTA, N.A.


                                       By:
                                       Name:
                                       Title:

                                   EXHIBIT D-3


                       FORM OF TRUSTEE FINAL CERTIFICATION


                                     [date]

Salomon Brothers Mortgage
Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

Attention: ___________________________


[Master Servicer]

[Trustee]


           Re: Custodial Agreement, dated May __, 1994, among Salomon Brothers Mortgage Securities VII, Inc., Norwest Mortgage, Inc., The Chase Manhattan Bank, N.A. and Norwest Bank Minnesota, N.A., Mortgage PASS-THROUGH CERTIFICATES, SERIES 1996-2

Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement and Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                (i) the original recorded Mortgage and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost;

               (ii) an original recorded Assignment of the Mortgage to the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost;

              (iii) the original lender's title insurance policy; and

               (iv) the original Primary Insurance Policy for each Mortgage Loan indicated on the Mortgage Loan Schedule as having a Loan-to-Value Ratio at origination in excess of 80%.

         The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                                       NORWEST BANK MINNESOTA, N.A.


                                       By:
                                       Name:
                                       Title:

                                   EXHIBIT E-1


                  AUTHORIZED REPRESENTATIVES OF MASTER SERVICER


           NAME                                SPECIMEN SIGNATURE


- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

                                   EXHIBIT E-2


                      AUTHORIZED REPRESENTATIVES OF TRUSTEE


           NAME                                SPECIMEN SIGNATURE


- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

- ----------------------------              -----------------------------

                                    EXHIBIT I

                 FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

         This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ________________ between Norwest Mortgage, Inc. (the "Servicer") and _______________________ (the "Transferee").

                              PRELIMINARY STATEMENT

         _________________ is the holder of the entire interest in Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2, Class B-6 (the "Class B-6 Certificates"). The Class B-6 Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of May 1, 1996, between Salomon Brothers Mortgage Securities VI, Inc. as Depositor., Norwest Mortgage, Inc. as Master Servicer and The Chase Manhattan Bank, N.A. as Trustee. The Class B-6 Certificates evidence partial beneficial ownership interests in a trust fund (the "Trust Fund") consisting of the mortgage loans (the "Mortgage Loans") listed on Schedule I of the Pooling and Servicing Agreement. The Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         _________________ or an affiliate thereof intends to resell all of the Class B-6 Certificates directly to the Transferee on or promptly after the date hereof.

         In connection with such sale, the parties hereto have agreed that the Servicer will engage in certain special servicing procedures relating to foreclosures for the benefit of the Transferee, and that the Transferee will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Transferee agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicer and the Transferee upon the acquisition by the Transferee of the Class B-6 Certificates.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINED TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or the State of Minnesota are required or authorized by law or executive order to be closed.

         COLLATERAL FUND: The fund established and maintained pursuant to
Section 3.01 hereof.

         COLLATERAL FUND PERMITTED INVESTMENTS: Any Eligible Investment as defined in the Pooling and Servicing Agreement.

         COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Transferee has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Servicer at the Transferee's expense from an appraiser reasonably acceptable to the Transferee as nearly contemporaneously as practicable to the time of the Transferee's election, prepared based on the Servicer's customary requirements for such appraisals.

         ELECTION TO DELAY FORECLOSURE: Any election by the Transferee to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

         ELECTION TO FORECLOSE: Any election by the Transferee to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

         REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to
Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

         Section 1.02. DEFINITIONS INCORPORATED BY REFERENCE. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

         Section 2.01. REPORTS AND NOTICES. (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall provide to the Transferee the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Servicer shall provide to the Transferee a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Transferee with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Transferee in the form of a copy of a referral letter from the Servicer to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Servicer from the related Subservicer which has been approved by the Servicer.

         (b) If requested by the Transferee, the Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Transferee in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Transferee, provided, that (1) the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

         (c) In addition to the foregoing, the Servicer shall provide to the Transferee such information as the Transferee may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

         (d) With respect to all Mortgage Loans that are serviced at any time by a Subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable Subservicer.

         Section 2.02. TRANSFEREE'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.
(a) The Transferee shall be deemed to direct the Servicer that in the event that the Servicer does not receive written notice of the Transferee's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Transferee. Any foreclosure that has been initiated may be discontinued (i) without notice to the Transferee if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Servicer) or
(ii) with notice to the Transferee if the Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case the Servicer may complete such forbearance agreement unless instructed otherwise by the Transferee within two Business Days of notification.

         (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Transferee, the Transferee may elect to instruct the Servicer to delay the Commencement of Foreclosure until such time as the Transferee determines that the Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01(a)(ii). The

Transferee shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Transferee requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Transferee will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Transferee agrees that it has no right to deal with the mortgagor. However, if the Servicer's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Transferee will be notified and given two Business Days to respond.

         (c) With respect to any Mortgage Loan as to which the Transferee has made an Election to Delay Foreclosure, the Transferee shall obtain a Current Appraisal as soon as practicable, and shall provide the Servicer with a copy of such Current-Appraisal.

         (d) Within two Business Days of making any Election to Delay Foreclosure, the Transferee shall remit by wire transfer to the Servicer, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Transferee shall remit by wire transfer in advance to the Servicer for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Servicer, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Transferee to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

         (e) With respect to any Mortgage Loan as to which the Transferee has made an Election to Delay Foreclosure, the Servicer or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Servicer for all related Monthly Advances and Servicing Advances thereafter made by the Servicer as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Servicing Advance is determined by the Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, the Servicer may withdraw the additional amount from the Collateral Fund to reimburse the Servicer. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Servicing Advances shall not be redeposited therein or otherwise reimbursed to the Transferee. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Transferee.

         (f) With respect to any Mortgage Loan as to which the Transferee has made an Election to Delay Foreclosure, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when following such election, the Transferee shall notify the Servicer that it believes that it is appropriate to do so, the Servicer shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes six months delinquent, the Transferee's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds to the Servicer or Trustee; or (ii) the Servicer shall proceed with the Commencement of Foreclosure.

         (g) Upon the occurrence of a cash liquidation or REO Disposition with respect to any Mortgage Loan as to which the Transferee made an Election to Delay Foreclosure and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property or REO Property (net of Servicing Advances and accrued interest related to the extended foreclosure period), and the Servicer or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds (or REO Proceeds, as applicable) pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e).

         Section 2.03. TRANSFEREE'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS. (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Transferee may elect to instruct the Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

         (b) Within two Business Days of making any Election to Foreclose, the Transferee shall remit to the Servicer, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Transferee. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Transferee to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

         (c) With respect to any Mortgage Loan as to which the Transferee has made an Election to Foreclose, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Servicer shall have the same rights to make withdrawals for Monthly Advances and Servicing Advances from the Collateral Fund as are provided under Section 2.02(e), and the Servicer shall make reimbursements thereto to the limited extent provided under such subsection. The Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Servicer believes there is a breach of representations or warranties by the Servicer, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Servicer supplies the Transferee with information supporting such belief). The Servicer will repurchase or substitute a Mortgage Loan pursuant to the preceding clause (ii) within the time period specified in the Pooling and Servicing Agreement if required to do so. Any foreclosure that has been initiated may be discontinued
(i) without notice to the Transferee if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Transferee) or (ii) with notice to the Transferee if the Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Transferee within two Business Days of notification.

         (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Transferee made an Election to Foreclose and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Servicer shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Servicing Advances in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property or REO Property, and the Servicer or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection
(c) above) in respect of such Mortgage Loan shall be released to the Transferee.

         Section 2.04. TERMINATION. (a) With respect to all Mortgage Loans included in the Trust Fund, the Transferee's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicer's obligations under
Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B-6 Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Servicer's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Servicer estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Transferee has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B-6 Certificates, or (iii) upon any transfer by the Transferee of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicer of the Transferee's right hereunder and that such transferee will have no rights hereunder) in the Class B-6 Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Transferee and the Servicer hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Transferee made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten
(10) Business Days' notice or (y) the occurrence of any event that results in the Transferee becoming an "affiliate" of the Trustee within the meaning of the U.S. Department of Labor Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461, May 24, 1990 (the "Prohibited Transaction Exemption").

         (b) The Transferee's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Transferee has exercised its rights under Section 2.02 or 2.03 hereof, upon Transferee's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

         Section 2.05. NOTIFICATION. The Transferee shall promptly notify the Trustee and the Servicer if such Transferee becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

         Section 2.06. LIMITATION ON LIABILITY. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie property executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

         Section 3.01. COLLATERAL FUND. Upon payment by the Transferee of the initial amount required to be deposited in the Collateral Fund pursuant to
Article II, the Servicer shall establish and maintain a segregated account entitled "Norwest Mortgage, Inc., in trust for The Chase Manhattan Bank, N.A. as Trustee, Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2" (the "Collateral Fund"). Amounts held in the

Collateral Fund shall continue to be the property of the Transferee, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to the
Section 2.02 or 2.03 hereof.

         Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Transferee has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicer shall distribute to the Transferee all amounts remaining in the Collateral Fund together with any investment earnings thereon.

         The Transferee shall not take or direct the Servicer or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Transferee (i) take or cause the Trustee or the Servicer to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Servicer to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

         Section 3.02. COLLATERAL FUND PERMITTED INVESTMENTS. The Servicer shall, at the written direction of the Transferee, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

         All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Transferee and the amount of net realized losses shall be promptly deposited by the Transferee in the Collateral Fund. The Servicer shall periodically (but not more frequently than monthly) distribute to the Transferee upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

         Section 3.03. GRANT OF SECURITY INTEREST. In order to secure the obligations of the Transferee hereunder to the Servicer and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Transferee hereby grants to the Servicer and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Transferee's right, title and interest, whether now owned or hereafter acquired, in and to: (l) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

         The Transferee acknowledges the lien on and security interest in the Collateral for the benefit of the Servicer and the Trustee on behalf of the Certificateholders. The Transferee shall take all actions requested by the Servicer or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Servicer or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

         Section 3.04. COLLATERAL SHORTFALLS. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Servicer or the Trustee is then entitled to make hereunder, the Transferee shall be obligated to pay such amounts to the Servicer or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Transferee.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.01. AMENDMENT. This Agreement may be amended from time to time by the Servicer and the Transferee by written agreement signed by the Servicer and the Transferee provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

         Section 4.02. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 4.04. NOTICES. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

         (a)      in the case of the Servicer,

                  Norwest Mortgage Inc.
                  405 S.W.  5th Street
                  Des Moines, Iowa 50309
                  Attention:        David V. Gorsche
                  Telephone:        (515) 221-7462
                  Facsimile:        (515) 221-5192
or such other address as may hereafter be furnished in writing by the Servicer, or

     (b) in the case of the Transferee, with respect to notices pursuant to
Section 2.01,





and with respect to all other notices pursuant to this Agreement:






or such other address as may hereafter be furnished in writing by the Transferee, or

         (c)      in the case of the Trustee,

                  The Chase Manhattan Bank, N.A.
                  4 Chase Manhattan Center
                  Brooklyn, New York 11245
                  Attention:        Corporate Trust Department
                  Telephone:        (718) 242-7290
                  Facsimile:        (718) 945-3905


         Section 4.05. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 4.06. SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Transferee without the consent of the Servicer.

         Section 4.07. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 4.08. CONFIDENTIALITY. The Transferee agrees that all information supplied by or on behalf of the Servicer pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Servicer and the Transferee agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

          IN WITNESS WHEREOF, the Servicer and the Transferee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     NORWEST MORTGAGE, INC.


                                     By:_________________________________
                                     Name:
                                     Title:



                                     [Transferee]


                                     By:_________________________________
                                     Name:
                                     Title:

                                   SCHEDULE I


                             MORTGAGE LOAN SCHEDULE